                                                                   EXHIBIT 10.13

                                LICENSE AGREEMENT

                           Agreement Number: STL97307
                          STL Reference No. 4997ST1740


                        Restatement and Modification #001


                                      Dated


                                February 16, 2000


                                     between


                   International Business Machines Corporation
                             Santa Teresa Laboratory
                                555 Bailey Avenue
                               San Jose, CA 95141

                                       and

                              ShowCase Corporation
                        4115 Highway 52 North, Suite 300
                            Rochester, MN 55901-0144




                                IBM CONFIDENTIAL

                                LICENSE AGREEMENT


This Agreement dated as of February 16, 2000 ("Effective Date") is between ShowCase Corporation ("SHOWCASE") with an address at 4115 Highway 52 North, Suite 300, Rochester, MN 55901-0144, and International Business Machines Corporation ("IBM") with an address at 555 Bailey Avenue, San Jose, CA 95141. Under this agreement, SHOWCASE will port IBM's Relational Storage Interface
(RSI) to the OS/400 platform and integrate it with the SHOWCASE Essbase/400 calculation engine to provide a relational database store, and will integrate it with the Essbase/400 multidimensional store and certain software developed by SHOWCASE, and will license the result to IBM.

By signing below, the parties agree to the terms of this Agreement. The complete Agreement between the parties regarding this transaction consists of this License Agreement and the following Attachments:

         1.       "Description of Licensed Work Number 001";

         2.       "Description of Licensed Work Number 002";

         3.       "Schedule";

         4.       "Acceptance Criteria";

         5.       "Testing, Maintenance and Support";

         6.       "Royalties";

         7.       "Certificate of Originality";

         8.       "Source Code Custody Agreement"; and

         9.       "Description of Escrowed Work."

Agreements which are related to this Agreement are:

         10. "Agreement for the Exchange of Confidential Information Number M96-2547," as supplemented and

         11.      "Outbound License Agreement Number STL98095."

This Agreement replaces all prior oral or written communications between the parties relating to the subject matter. This Restatement and Modification Number 001 replaces and supersedes the previous Agreement Number STL97307 which was signed on January 6, 1999. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law.

ACCEPTED AND AGREED TO:                ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS                 SHOWCASE CORPORATION
MACHINES CORPORATION


By: /s/ James A. Harding               By: /s/ Ken Holec
    -----------------------------          -------------------------------
    Authorized Signature                   Authorized Signature

Print name: James A. Harding           Print name: Ken Holec
            ---------------------                  -----------------------

Date:       2/18/00                    Date:       2/24/00
      ---------------------------            -----------------------------


1.0      DEFINITIONS

Capitalized terms in the Agreement have the following meanings.

1.01 Code is a computer programming code, including both Object Code and Source Code.

         a. Object Code is Code substantially in binary form, and includes header files of the type necessary for use or inter operation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly. Object Code is all Code other than Source Code.

         b. Source Code is Code in a form which when printed out or displayed is readable and understandable by a programmer of ordinary skills. It includes related source code level system documentation, comments and procedural code. Source Code does not include Object Code.

1.02 Deliverable is any item that SHOWCASE provides under this Agreement.

1.03 Derivative Work is a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owners of the underlying work. Derivative Works are subject to the ownership rights and licenses of a party or of others in the underlying work.

1.04 Distributors are those authorized or licensed by IBM, IBM Subsidiaries or IBM Distributors to license or distribute Products.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.05 Enhancements are changes or additions other than Error Corrections, to the Licensed Work.

         a. Basic Enhancements are all Enhancements, other than Major Enhancements, including those that support new releases of operating systems and devices.

         b. Major Enhancements provide substantial additional value and are offered to customers for an additional charge.

1.06 Error Corrections are revisions that correct errors and deficiencies (collectively referred to as "errors") in the Licensed Work.

1.07 Externals are (1) any pictorial, graphic, and audiovisual works (such as icons, screens, sounds, and characters) generated by execution of Code, and (2) any programming interfaces, languages or protocols implemented in Code to enable interaction with other computer programs or the end user. Externals do not include the Code that implements them.

1.08 Licensed Work is (1) any material described in or that conforms to the description in the Attachments entitled "Description of Licensed Work," or that is delivered to IBM as the Licensed Work, including (but not limited to) Code, associated documentation, and Externals, and (2) Error Corrections and Enhancements to be provided to IBM pursuant to this Agreement.

1.09 Product is an offering to customers or other users, whether or not branded by IBM or its Subsidiaries, that includes all or any portion of the Licensed Work.

         a. OLAP Product is the DB2 OLAP Server for AS/400 including its component offerings that includes the Licensed Work described in the Attachment entitled "Description of Licensed Work #001" or a Derivative Work of such Licensed Work.

         b. StarterKit Product is the OLAP Starter-kit for AS/400 that includes the Licensed Work described in the Attachment entitled "Description of Licensed Work #002" or a Derivative Work of such Licensed Work.

1.010 Moral Rights are personal rights associated with authorship of a work under applicable law. They include the rights to approve modifications and to require authorship identification.

1.011 SHOWCASE Tag-Line is the following statement for inclusion by IBM on a Product start-up splash screen and marketing deliverables as appropriate:

         "Developed by ShowCase Corporation."

1.012 Subsidiary is an entity during the time that more than 50% of its voting stock is owned or controlled, directly or indirectly, by another entity. If there is not voting stock, a Subsidiary is an entity during the time that more than 50% of its decision-making power is controlled, directly or indirectly, by another entity.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.013 Tools include devices, compilers, programming, documentation, media and other items required for the development, maintenance or implementation of a Deliverable that are not commercially available.

2.0      RESPONSIBILITIES OF SHOWCASE

2.01 SHOWCASE will port IBM's Relational Storage Interface (RSI), provided to SHOWCASE pursuant to Outbound License Agreement Number STL98095, to the OS/400 platform and integrate it with the SHOWCASE Essbase/400 calculation engine and multidimensional database store and certain software as identified in DLW # 001 and DLW # 002. The resulting integrated combination by SHOWCASE will become Licensed Works (LW) which SHOWCASE licenses to IBM under this Agreement and as specified in DLW # 001 and DLW # 002. SHOWCASE will continue to ensure the compatibility of the Licensed Works with the latest versions of OS/400 operating system that are made available including the standards and implementation of installation, maintenance, License Use Management (LUM) and service fix packs for IBM program products on OS/400 and the current version of Essbase by making all needed modifications or Enhancements to the Licensed Work.

2.02 SHOWCASE will provide the following Deliverables to IBM according to the schedule in the Attachment entitled "Schedule" and in accordance with the Attachment entitled "Acceptance Criteria":

         a. one complete set of each of the Licensed Works described in the Attachments entitled "Description of Licensed Work." The Licensed Works include Object Code deposited on CD-ROM delivered to IBM as the final product build ready for IBM to distribute to Customers.

         i. SHOWCASE will include in each of the Licensed Works the following in the form provided by IBM:

         l.)      Code

                  a.) on a splash screen at install and at the start of each use of the Product:

                           - IBM Product name

                           - IBM copyright statement

                           - IBM logo

                           - DB2 OLAP Server graphic

                  b.)      Help Pull Down Screen - IBM copyright statement



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         2.)      All publications (softcopy)

                  a.)      Cover Sheet

                           - IBM Product name

                           - IBM logo

                           - DB2 OLAP Server graphic

                  b.)      Copyright Notice page - IBM copyright statement.

         b. Tools for the Licensed Works as identified in the form specified in the Attachment entitled "Tools and Commercially Available Materials."

         c. any updates to the list identifying any commercially available devices, compilers, programming, documentation, media and other items required for the development, maintenance or implementation of a Deliverable. The commercially available items are identified in the form specified in the Attachment entitled "Tools and Commercially Available Materials."

         d. completed certificate of originality with the Licensed Work, and with each Enhancement to the Licensed Work, in the form specified in the Attachment entitled "Certificate of Originality." IBM acknowledges that it has received from Arbor Software now known as Hyperion Solutions Corporation (hereinafter "Hyperion"), an appropriate Certificate of Originality for the Essbase Software owned by Hyperion, which is ported to the AS/400 by SHOWCASE and included in the OLAP Product and the StarterKit Product. IBM may suspend payments to SHOWCASE for the Licensed Work if SHOWCASE does not provide a properly completed certificate. Payment will resume after IBM receives and accepts the certificate.

         e. one complete set of publications in Frame source format of the SHOWCASE administration and install manuals. SHOWCASE will update these publications to include necessary information on operational tasks and AS/400 tuning related to the Relational Storage Manager (RSM).

2.03 For the term of this Agreement, SHOWCASE will provide to IBM testing, maintenance and support for the Licensed Works, as described in this Agreement, including the Attachment entitled "Testing, Maintenance and Support." After IBM receives the initial contact from the customer (Level 0) and provides Level 1 maintenance and support, SHOWCASE will provide Level 2 and Level 3 maintenance and support. In order to facilitate SHOWCASE in performing its Level 2 and Level 3 maintenance and support obligations under DLWs 001 and 002, SHOWCASE will transfer initial relevant SHOWCASE problem records and ongoing relevant PMR and APAR information between (to and from) the IBM RETAIN system and SHOWCASE's existing maintenance support system known as VANTIVE. IBM will share in



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the expense of these transfer activities as specified in Section 5.02 of this Agreement. SHOWCASE will use it's best judgment in determining which information is relevant with the intent being to make available to IBM's Level 1 that technical information which will increase IBM's Level 1 effectiveness in problem resolution. IBM will review these records and notify SHOWCASE if, in IBM's judgment, they are insufficient.

2.04 SHOWCASE will provide to IBM, at no charge, Enhancements and Error Corrections for the Licensed Works beginning when IBM accepts the Licensed Works including corrections for any problems found during any beta tests. Beta test Object Code for Enhancements will be made available to IBM no later than the earliest date on which SHOWCASE provides such beta test Object Code to any other entity. SHOWCASE will provide IBM a golden master for Enhancements on the same day on which SHOWCASE delivers a golden master for manufacturing of the SHOWCASE logo'd version of the Licensed Work.

2.05 SHOWCASE will implement the License Use Management (LUM) support in a tactical and strategic fashion for the OLAP Product.

         a. The tactical implementation includes the implementation of code from the DB2 OLAP code base for LUM support in the OLAP Product licensed to IBM. This code will support the IBM trusted user concept for IBM Licensed Program Products -- the code will ask the customer for products / users installed and the output will generate the Hyperion/SHOWCASE key needed to operate the code in question. The generated keys will activate the following features and options:

         i. If the Customer indicates DB2 OLAP Server for AS/400 then the key will implement the install of Essbase MDSM, RSM, and/or other base Essbase options;

         ii. If the Customer indicates DB2 OLAP Server Builder then the key will implement the install of Builder;

         iii. If the Customer indicates DB2 OLAP Server Partitioning then the key will implement the install of Essbase partitioning;

         iv. If the Customer indicates DB2 OLAP Server Toolkit then the key will implement the install of (1) Currency Conversion, (2) SQL Drill Through, (3) Spreadsheet Toolkit, (4) Application Programming Interface (API), and (5) SQL Interface (or SQL Access in ShowCase Strategy);

         v. When the Customer indicates Number of Users then the key will implement the number of users the customer has indicated and will automatically enable to an unlimited number of processors.

         b. The strategic implementation of LUM support is to implement the SLM/400 security features of OS/400 with specifications as documented in the IBM publication,



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         "AS/400 License Management Guideline Document for Software Vendors, Version 1.2." This SLM publication was provided by IBM to SHOWCASE during the week ended November 13, 1998. This should be implemented no later than nine (9) months following the implementation of LUM support by Hyperion on each major release of the products. There may be additional requirements for LUM support coming from SLM/400 covering User management. This would be implemented as the support is available; but such additional requirements will be assessed by both parties and jointly agreed upon, including any appropriate funding.

2.06 SHOWCASE will provide electronic licensing as follows: The "Click to Agree" (License Acceptance Process tool) will be integrated in the Licensed Works starting with the DLW #001 V2.0 and the DLW #002 V2.0 general availability; providing that IBM provides the underlying code and all of the license documents to be included (in various languages as available as specified in Section 3.10).

2.07 SHOWCASE will provide, at no charge, up to (*) "Instructor days" ((*) world wide, staffed by (*) SHOWCASE instructors.) of education to the IBM sales team and IBM partners concerning the Licensed Works , on mutually agreed upon dates, but no later than thirty (30) days prior to the date on which IBM plans to make a Product generally available to customers. SHOWCASE has provided thirty (30) of the "Instructor days" prior to execution of this Restatement and Modification #001. Relevant points concerning these sessions are as follows:

         a. The education includes topics such as feature/function/benefit education, competitive positioning, demonstration training, and in-depth sales support and technical training.

         b. Multiple IBM students may attend the classes (Up to 25 students per class).

         c. Following such sessions SHOWCASE will provide education updates to IBM in Rochester, Minnesota on new releases at such time as SHOWCASE makes them available to any others. SHOWCASE will provide, at no charge one (1) full day of introductory and advanced LWs sales training, for up to twenty-five (25) IBM employees at IBM's Santa Teresa Laboratory, San Jose, CA on mutually agreed to dates, but no later than thirty days prior to the date on which IBM plans to make a Product generally available to customers. If the parties mutually agree to an alternate site, travel expenses will be handled in accordance with 2.07 e. below.

         d. Further formal education will be provided as jointly agreed.

         e. For classes not held in Rochester, Minnesota, IBM will reimburse SHOWCASE for the instructors' reasonable travel and living expenses for the desired classes. Charge and payment information will be provided by the group requesting the sessions.

         i. Travel Expense Guidelines: IBM will reimburse SHOWCASE for the following travel expenses only, provided they are incurred in the performance of this



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                  Agreement and with IBM's prior written approval: (i) tolls, parking fees, taxis, buses or auto rentals fees for autos rented from a IBM designated rental company; (ii) personal automobile use under the applicable automobile allowance plan, excluding normal commutation; (iii) air transportation at the economy, tourist or coach class rate for the most direct route of a scheduled airline; (iv) reasonable lodging charges commensurate with the average rates charged for the immediate area where classes are held, not to exceed the rate per day provided by the requesting group; (v) reasonable and actual meal expenses not to exceed the rate per day provided by the requesting group; (vi) necessary business calls made on IBM's behalf; (vii) reasonable tipping; (viii) reasonable valet and laundry charges if a trip extends beyond four (4) days. SHOWCASE must submit an invoice listing all travel expenses, such invoice to be accompanied by receipts for lodging, airline travel, rental cars or any other reimbursable expenditures. IBM will not reimburse SHOWCASE for personal expenses

         f.       IBM reserves the right to develop its own education offerings.

2.08     SHOWCASE will:

         a. participate in a reasonable number of progress reviews, as requested by IBM, to demonstrate SHOWCASE's performance of SHOWCASE's obligations;

         b. perform a beta test and provide IBM the results of and customer testimonials from the SHOWCASE beta program. IBM will work with SHOWCASE to jointly identify customers for the beta program. The intent of such beta program is to get customer testimonials for IBM as to the merits of the Licensed Work. This should be an extension of the existing ShowCase beta programs and should not constitute an additional program. IBM will provide formats for the customer testimonials and work directly with the customers involved with the testimonials.

         c. implement a process designed to help prevent any such contamination by Harmful Code. SHOWCASE will promptly provide IBM notice if SHOWCASE suspects any contamination ;

         d. have agreements with SHOWCASE's personnel and third parties to perform obligations and to grant or assign rights to IBM as required by this Agreement. On request, SHOWCASE will provide IBM with evidence of these agreements;

         e. acknowledge that IBM's exercise of rights and licenses hereunder shall not violate any Moral Rights of SHOWCASE, and SHOWCASE will agree not to assert any Moral Rights SHOWCASE has or may have in the Licensed Work against IBM in its exercise of rights and licenses hereunder;

         f. obtain all necessary consents of individuals or entities required for the use of names, likeness, voices, and the like in the Licensed Work;



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         g. maintain records to verify authorship of the Licensed Work for 4 years after the termination or expiration of this Agreement. On request, SHOWCASE will deliver or otherwise make available this information in a form specified by IBM;

         h. not assign or transfer this Agreement or SHOWCASE's rights under it, or delegate or subcontract SHOWCASE's obligations, without IBM's prior written consent, such consent will not be unreasonably withheld. Any attempt to do so without such written consent is void;

         i. not provide any information or the fact that SHOWCASE has licensed the Licensed Work to IBM, to the media, or issue any press releases or other publicity, regarding this Agreement or the parties' relationship under it, without IBM's prior written consent (excluded from this restriction is that information which is now or hereafter becomes generally known or available through no act or failure to act on the part of SHOWCASE); and

         j. not disclose to a third party the terms of this Agreement without IBM's prior written consent except as expressly permitted hereunder. SHOWCASE may, however, make such disclosures (i) to its accountants, lawyers or other professional advisors provided that any such advisor is under a confidentiality obligation and (ii) as required by law provided SHOWCASE obtains any confidentiality treatment for it which is available.

         k. be allowed to provide customer installation information pertaining to this Agreement to Hyperion solely to fulfill SHOWCASE's contractual obligations to Hyperion providing that Hyperion is subject to the same confidentiality restrictions specified within this Agreement and the Agreement for Exchange of Confidential Information Number M96-2547, as supplemented.

         l. identify a SHOWCASE employee as the Sales liaison/focal point for DLW 001 and DLW 002 of this Agreement for technical sales matters. The person SHOWCASE initially designates is named in Section 11.04, "SALES LIAISON/FOCAL POINTS." SHOWCASE can change this liaison/focal point anytime by identifying a replacement individual and notifying IBM in writing of such change.

         m. provide reasonable technical sales assistance by phone to IBM through the IBM Focal point named in Section 11.04.

         n. SHOWCASE will commit commercially reasonable resources necessary to meet the development, announce and GA schedules of OS/400 for DLW 001 and DLW 002 as specified in the attached Attachment, "Schedule."

2.09 SHOWCASE will execute and meet the deposit requirements of the Source Code Custody Agreement in the Attachment entitled "Source Code Custody Agreement."



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.010 SHOWCASE will enable the Licensed Works for National Language Support
(NLS) and Double Byte Character Set (DBCS) and provide all foreign language versions of Licensed Works to IBM as, and to the extent, they become available. Currently, English is available. SHOWCASE will arrange for the complete Japanese translation without impacting the IBM GA date; provided that IBM provides to SHOWCASE the English expression to be translated at least fourteen (14) weeks prior to the IBM GA date. The cost of this translation will be shared by IBM and SHOWCASE as specified in Section 5.03. SHOWCASE will provide all such foreign language versions in Machine Readable Interface (MRI) formats to IBM on the master CD-ROM as specified in Section 2.02. Given a justified business case by IBM which SHOWCASE and IBM jointly agree upon, including any appropriate funding, SHOWCASE will provide NLS enablement for additional language versions of the Licensed Works in six (6) months. To assist SHOWCASE, IBM will provide any of those modules or MRI's which have previously been translated and which IBM has the right to share.

2.011 IBM acknowledges and understands that portions of the Licensed Works included in the OLAP Product and the StarterKit Product are based on Code owned by Hyperion and licensed by SHOWCASE. Prior to any release of Source Code for such Licensed Work pursuant to the terms of the Source Code Custody Agreement, IBM hereby agrees to inform Hyperion in writing of such impending release and that Hyperion shall have thirty (30) days to elect in writing one of the following options:

         1. modify, in agreement with IBM, that certain IBM Developer Agreement Number STL96204 and its DLW #001 dated September 27, 1996, between Hyperion and IBM (the "Santa Teresa Agreement") by adding the Essbase AS/400 Port as a Licensed Work under the Santa Teresa Agreement. Provided that SHOWCASE provides to IBM the Source Code needed for support and assigns to IBM copyright ownership in the Code ported to OS/400 by SHOWCASE which was based on the code licensed to SHOWCASE pursuant to the Outbound License Agreement Number STL98095 (including Derivative Works thereof - all referred to as "RSI Code"), IBM hereby consents to assuming the obligation to support all portions of the OLAP Product that runs on OS/400 (excluding the Essbase AS/400 Port and any Enhancements and Maintenance Modifications thereto), including any version of RSI Code. And IBM agrees to pay royalties to Hyperion that are the same as those IBM pays Hyperion pursuant to the Santa Teresa Agreement for the Licensed Works thereunder licensed on other platforms, with a minimum OTC royalty established by multiplying the same percentage rate established in the Santa Teresa Agreement for product on other platforms by the minimum SHOWCASE US List Price established in this Agreement for the OLAP Product except that no royalties will be paid for the StarterKit Product which is considered a "Seed product" sponsored jointly by the parties; in such case no further royalties will be due to SHOWCASE under this License Agreement Number STL97307 for licensing of its OLAP Product; or

         2. have assigned to it, and assume on behalf of SHOWCASE, all obligations of SHOWCASE under this Agreement, Source Code Custody Agreement, and the



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                  Outbound License Agreement Number STL98095 with respect to the OLAP Product, including, without limitation, all necessary development and support thereof, and IBM hereby agrees to give its written consent to such assignments.

In the event that IBM assumes support of the RSI Code, then SHOWCASE shall deliver to IBM all available Source Code necessary for IBM to support it, and SHOWCASE hereby grants and assigns to IBM, its successors and assigns, all right, title and interest whatsoever, throughout the world, in and under copyright in the Derivative Work of the RSI Code (the Code ported to the OS/400 operating system by SHOWCASE pursuant to the Outbound License Agreement Number STL98095, for the full duration of all such rights and any renewals or extensions thereof. SHOWCASE agrees to cooperate with IBM and execute documents reasonably required to support such assignment and allow IBM to exercise its rights to the Code.

Notwithstanding anything to the contrary in this Agreement (including all of its Attachments) or the Agreement for the Exchange of Confidential Information Number M96-2547, as supplemented, upon the occurrence of any of the foregoing events, IBM consents and agrees:

         a. to cooperate with SHOWCASE and Hyperion in good faith to transfer all Source Code and other information reasonably needed in order for Hyperion to assume such obligations,

         b. in the event a release condition for the release of the Source Code for the OLAP Product and the StarterKit Product (pursuant to the Source Code Custody Agreement) occurs, to SHOWCASE's disclosure of information related to the Outbound License Agreement, this License Agreement and the Source Code Custody Agreement, solely to the extent required to permit Hyperion to perform SHOWCASE's obligations hereunder with respect to the Licensed Works, including the Essbase Software, provided that any such disclosures are subject to an appropriate nondisclosure agreement between Hyperion and SHOWCASE, which contains terms that are as protective of IBM's confidential information as those set forth in the Agreement for the Exchange of Confidential Information Number M96-2547, as supplemented, and

         c. In the case of Hyperion electing option number 2 above, IBM shall pay to Hyperion all royalties due to SHOWCASE under this License Agreement for the OLAP Product subsequently distributed; and no further such royalties shall be due to SHOWCASE.

The parties agree that upon any release of the Source Code for the OLAP Product and the StarterKit Product pursuant to this Agreement, (a) SHOWCASE shall have no continued obligations under the Outbound License Agreement, this Agreement or the Source Code Custody Agreement to support or maintain any existing Licensed Work included in the OLAP Product and the StarterKit Product, or to create any new Derivative Works of the Licensed Work for inclusion in the OLAP Product and the StarterKit Product;



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         (b) the mere occurrence by itself of such release or termination shall not constitute a breach (although such release may be triggered by a breach) by SHOWCASE of its obligations under this Agreement, the Outbound License Agreement, the Source Code Custody Agreement or any other related agreements between the parties, and this Agreement shall otherwise remain in full force and effect pursuant to its terms; and

         (c) If Hyperion does not elect in writing one of the above options within thirty (30) days of receipt of IBM's notice, then IBM may obtain the escrowed Materials in accordance with the SCCA.

2.012 SHOWCASE can offer end users the IBM subscription program as part of the standard IBM ISV contract (currently offered to ISVs at committed volumes for a (*) discount). The customer can order and purchase the subscription from SHOWCASE, but the customer agreement will be with IBM; and IBM will provide the updates to the end users in the same fashion as if the order had been placed directly with IBM. In this case, SHOWCASE will pay IBM, as would any other ISV, in accordance with the contract terms for the subscription offering. (This is similar to SHOWCASE remarketing a shrink-wrap product offering.)

SHOWCASE may license the RSI as part of its own product offering in accordance with the terms of the existing license agreement with IBM covering that technology. SHOWCASE would pay IBM royalties due under that license agreement. SHOWCASE could offer any sort of its own subscription offering on its own logo'd product.

3.0      IBM'S RESPONSIBILITIES

3.01 IBM will perform reviews and testing of the Licensed Works in accordance with the Attachment entitled "Acceptance Criteria."

3.02 IBM will review results of SHOWCASE's beta test (Section 2.08 above) and may use testimonials therefrom in its marketing efforts. SHOWCASE may provide the test results to IBM as confidential information under the AECI as specified in Section 12.06, provided that IBM shall have no obligation of confidentiality with regard to the customer testimonials.

3.03 IBM will make payments for SHOWCASE's porting activity in accordance with
Section 5.0, "Payments."

3.04 IBM will pay royalties to SHOWCASE pursuant to Section 6.0, "Royalties."

3.05 IBM will include the SHOWCASE Tag-Line as defined in Section 1.11 and retain all patent and copyright information displayed in the "About Box" of the OLAP Product.

3.06 IBM will:

         a. share the IBM translated versions of the Spreadsheet Clients with SHOWCASE, so that they can imbed them in the SHOWCASE OLAP product;



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         b. add appropriate IBM copyright and content to the SHOWCASE publications to create IBM product publications and translate them as IBM deems appropriate;

         c. create a separate client CD-ROM which will contain the IBM translated Spreadsheet Clients and install as well as OLAP partitioning, SQL drill through, Currency conversion, Spreadsheet Toolkit, SQL interface, etc., plus any IBM publication, English or translated, for the IBM OLAP Product; and

         d. share the cost of the Japanese translation with SHOWCASE by making payment as specified in Section 5.03.

3.07 IBM will provide SHOWCASE, as specified in the Attachment entitled Testing, Maintenance and Support (Section 3.0), with reasonable access to IBM's RETAIN system (IBM's system used to manage and process PMRs and APARs) as necessary for SHOWCASE to perform its Maintenance and Support obligations as required in this Agreement.

3.08 IBM will announce and bring to market the DB2 OLAP Server for AS/400 as a part of an overall IBM OLAP solution.

3.09 IBM will provide SHOWCASE with RSI Server Source Code solely for the purpose of porting such Code and maintaining the Licensed Works as described in this Agreement, and for distribution as part of SHOWCASE's products in accordance with the Outbound License Agreement Number STL98095. The provision of the RSI Server Source Code will be subject to the terms of AECI Agreement Number M96-2547, and its Supplement Number STL001.

3.010 IBM will provide the following items, along with documentation on how to use them, solely for SHOWCASE's inclusion in the Licensed Works (starting with DLW001 and DLW002 V2.0 Products) for the electronic licensing defined in Section
2.06 above:

         a. IBM's License Acceptance Process (LAP) tool (object code to imbed in support of online licensing).

         b. the proper License agreements for the LAP tool to display in all the needed language versions. There will be three different license versions (in all chosen translations): the Product, the demo, and the Starter Kit.

3.011 IBM Data Management Division will not execute an agreement with Hyperion Solutions Corporation (or its successors or assigns) to be the provider of an OLAP Product for the OS/400 platform which uses the specific technology defined in DLW #001 for five (5) years from the date of the execution of this Agreement, unless this Agreement is terminated prior to that time in accordance with
Section 10, TERM AND TERMINATION, or pursuant to Section 2.11 of this Agreement, in which case this restriction shall not apply.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.012 IBM will provide at no cost to SHOWCASE, as soon as reasonably practicable which may not be until after the General Availability of the OLAP Product, a customer level Product and a license to make additional copies to enable SHOWCASE to perform sales and maintenance/support responsibilities under this Agreement. These are not to be used for productive purposes outside this Agreement.

4.0      OWNERSHIP AND LICENSE

4.01 SHOWCASE will own the changes it develops to the RSI (the initial Code ported to the OS/400 operating system and any and all revisions, releases or new versions of the initial Code) which SHOWCASE will develop and deliver to IBM as part of DLW #001 and DLW #002, subject to IBM's continued ownership of the underlying RSI Code.

4.02 SHOWCASE grants IBM a nonexclusive, worldwide, irrevocable license to prepare Derivative Works of the Licensed Works and to use, execute, reproduce, display, perform, transfer, distribute and sublicense the License Works and such Derivative Works, in any medium or distribution technology whatsoever, whether known or unknown. SHOWCASE grants IBM the right to authorize or sublicense others to exercise any of the rights granted to IBM in this Section.

4.03 SHOWCASE grants IBM a nonexclusive, worldwide, irrevocable, paid-up license to prepare Derivative Works of Tools, and to use, execute, reproduce, display, perform, and distribute internally the Tools and such Derivative Works, in any medium or distribution technology whatsoever, whether known or unknown. The rights and licenses granted by SHOWCASE to IBM hereunder include the right of IBM to authorize or sublicense its Subsidiaries, contractors, and consultants to exercise any of the rights granted to IBM in this Section.

4.04 The grant of rights and licenses to the Licensed Works and Tools includes a nonexclusive, worldwide, irrevocable, paid-up license under any patents and patent applications that are owned or licensable by SHOWCASE now or in the future and are (1) required to make, have made, use and have used the Licensed Works or any Derivative Works or (2) required to license or transfer the Licensed Works or its Derivative Works. This license applies to the Licensed Works and Derivative Works operating alone or in combination with equipment or Code. The license scope is to make, have made, use, have used, sell, license or transfer items, and to practice and have practiced methods, to the extent required to exercise the rights granted hereunder to the Licensed Works and Tools.

4.05 Subject to SHOWCASE's ownership of the Licensed Works and Tools, IBM will own any changes it creates to produce Derivative Works.

4.06 SHOWCASE grants IBM a nonexclusive, worldwide, irrevocable, paid-up license to use the names and trademarks SHOWCASE uses to identify the Licensed Works for IBM's marketing of the Licensed Works and Derivative Works thereof. SHOWCASE grants IBM the right to authorize or sublicense others to exercise any of the rights granted to IBM in this



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section. If IBM's use of SHOWCASE's names and trademarks is improper and SHOWCASE provides IBM notice that SHOWCASE objects to it, IBM will take all reasonable steps necessary to resolve SHOWCASE's objections. SHOWCASE may reasonably monitor the quality of products bearing its trademark under this license.

4.07 ANY goodwill attaching to IBM's trademarks, service marks, or trade names belongs to IBM and this Agreement does not grant SHOWCASE any right to use them. IBM may state that SHOWCASE has provided the Licensed Works.

5.0      PAYMENT

5.01 IBM will pay SHOWCASE (*) within thirty days of receipt of a SHOWCASE invoice submitted upon or after the execution of this Agreement. This payment was made in January 1999.

5.02 IBM will pay SHOWCASE actual and reasonable cost incurred of up (*) per year for the RETAIN-VANTIVE transfer activity in accordance with Section 2.03. The initial payment will be made within thirty (30) days of receipt of a valid invoice submitted sixty (60) days after execution of this Agreement referencing the purchase order number to be provided by IBM. IBM and SHOWCASE will review this cost annually and if appropriate substitute a programming fix to automate RETAIN updates in lieu of manually-keyed transfer of the information.

5.03 IBM will pay SHOWCASE (*) as IBM's total share of the Japanese translation cost. The payment will be made within thirty (30) days of receipt of a valid invoice submitted after execution of this Agreement referencing the purchase order number to be provided by IBM.

6.0      ROYALTIES

6.01     For OLAP Products:

         IBM will pay SHOWCASE, (*) of all license fees recorded by IBM for each authorized copy of a Product licensed to an end user by IBM, IBM Subsidiaries or Distributors. An annual minimum royalty amount will be calculated on an annual basis (see Section 6.01 a.) based on (*) of the SHOWCASE list price in effect on the date of the execution of this Agreement or as renegotiated in accordance with Section 10.07, by geography, for each authorized copy of the OLAP Product licensed to an end user by IBM, IBM Subsidiaries or Distributors as specified in the Attachment titled "Royalties." Should SHOWCASE decrease its list price for the SHOWCASE OLAP Server for OS/400 which comprises the Licensed Work under DLW 001, such decreased list price shall apply to calculate amounts due under this Agreement. Any increase in list price shall not affect amounts due under this Agreement, but royalties may be increased as provided in Section 10.07 below.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         a. Within three (3) months following the end of each calendar year, IBM will determine if the minimum royalty amount specified in Section 6.01 is applicable to royalties accrued or paid by IBM to SHOWCASE. Such determination shall be made by multiplying the annual worldwide volume of OLAP Product licenses sold by the minimum royalty amount specified in Section 6.01, and comparing that result to the amount paid to SHOWCASE using the percent of Revenue provision specified in Section
         6.01. If the result of multiplying the annual worldwide volume of OLAP Product licenses sold by the minimum royalty amount specified in
         Section 6.01 exceeds the amount paid to SHOWCASE using the percent of Revenue provision specified in Section 6.01, IBM will pay SHOWCASE the difference by the last day of April.

         b. When IBM offers the Product combined with other products or services, IBM will pay SHOWCASE (*) of the license fees recorded by IBM and IBM Subsidiaries for each authorized copy of the Product licensed to an end user by IBM, IBM Subsidiaries or Distributors, which Product license fee will be based on the proportionate value of the Product to the complete combined offering, as determined by IBM.

6.02     For StarterKit Products:

         No royalty or other charge shall be payable by IBM or its Subsidiaries or its or their Affiliates for any copies of a StarterKit Product, or authorized DWs thereof, licensed, sublicensed or otherwise distributed by IBM, IBM Subsidiaries or Distributors.

6.03 In the event that IBM wishes to distribute any other Product, the parties must first negotiate and agree in writing to an appropriate royalty to be paid to SHOWCASE.

6.04 For Major Enhancements not included as part of the Products in Sections
6.01 above, but licensed as a separate priced feature, IBM will pay SHOWCASE (*) of all license fees recorded by IBM for each authorized copy of a Product licensed to an end user by IBM or IBM Personnel. An annual minimum royalty amount will be calculated on an annual basis (see Section 6.01 a.) based on (*) of the SHOWCASE initial list price on the date the Major Enhancement is offered or as renegotiated in accordance with Section 10.07, by geography, for each authorized copy of the Major Enhancement licensed to an end user by IBM, IBM Subsidiaries or Distributors. An Amendment to the Attachment titled "Royalties" will be made at that time to reflect the inclusion of the Major Enhancement. Should SHOWCASE decrease its list price for the SHOWCASE Products for OS/400 which comprise a Major Enhancement, such decreased list price shall apply to calculate amounts due under this Agreement. Any increase in list price shall not affect amounts due under this Agreement, but royalties may be increased as provided in Section 10.07 below.

6.05 Under IBM's Software Subscription offering (however named in the future), customers pay a fee, for which they receive all program (version/release) upgrades for a fixed period of time. Such upgrade protection may be offered for the Products and any Major Enhancements which are separately priced features covered in Section 6.03 above. SHOWCASE royalties specified in Sections 6.01, 6.02, and 6.03 shall not apply to upgrade copies of the (i) Products



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and (ii) Major Enhancements licensed as separately priced features pursuant to
Section 6.03 above, which are provided to Customers who have licensed a Product and/or such a separately priced feature and purchased upgrade protection. IBM will not pay any per copy royalties for upgrade copies received by customers under such Software Subscription offering. SHOWCASE shall receive a royalty for the initial Product or Major Enhancement as a separately priced feature as specified in Sections 6.01, 6.02, or 6.03 above. SHOWCASE shall also receive (*) of the Software Subscription fees recorded by IBM for each authorized copy of a Product licensed to an end user by IBM, IBM Subsidiaries or Distributors. For example, if IBM receives payment for a one year software subscription under the Software Subscription offering for a Product(s) or Major Enhancement as a separately priced feature, IBM will pay SHOWCASE a royalty of (*). If a new version of the Licensed Work is made generally available within the covered period of time, the customer who bought the offering receives the new version of the Product or Major Enhancement as a separately priced feature at no additional charge. IBM will not pay SHOWCASE any additional royalty for such upgrades.

6.06 For use within IBM and IBM Subsidiaries not specifically specified as royalty-free in Section 6.07 below, IBM will pay the minimum royalty amount specified in the Royalty Attachment.

6.07 IBM has no royalty obligation for:

         a. the Licensed Works or Derivative Works thereof used for:

         1.) IBM's and IBM Subsidiaries' (including third parties under contract) development, maintenance or support activities;

         2.) marketing demonstrations, customer testing or trial periods (including early support, prerelease, or other similar programs up to a maximum of sixty (60) days), Product training or education (the royalty exclusion in this case applies only to Product training and education which is not generating revenue for IBM and IBM Subsidiaries); or

         3.)      off-line backup and archival purposes;

         b. the Licensed Work (or functionally equivalent work) that becomes available generally to third parties without a payment obligation through no action or fault of IBM;

         c. documentation provided with, contained in, or derived from the Licensed Work;

         d. Error Corrections or Basic Enhancements;

         e. warranty replacement copies of the Product; or

         f. Externals.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.08 IBM, IBM Subsidiaries, and Distributors may, without incurring any royalty obligation, copy the Product and distribute it on a CD-ROM, or other media or distribution technology on or through which the Product is secured (e.g., "encrypted" or "locked") to limit a customer's access to or use of the Product. IBM may allow the customer, under a limited license, a limited preview, trial or demonstration use of the Product up to a maximum of sixty (60) days. IBM will have no royalty obligation to SHOWCASE unless IBM, IBM Subsidiaries, or Distributors license the Product to such customer for full productive use.

6.09 SHOWCASE acknowledges that IBM and IBM Subsidiaries are in the business of providing outsourcing services ("Services") to third party customers of IBM ("IBM Customers"), which may involve the access, use or assignment of certain software to IBM or IBM Subsidiaries solely for the provision of the Services. If as a result of the Services, IBM or any IBM Subsidiary accesses, uses or has assigned to it a copy(ies) of the Licensed Works (which copies the IBM Customer has previously licensed and paid the applicable license fee therefor ("IBM Customer Copies")), then SHOWCASE shall not be entitled to receive hereunder any royalties or other amounts (including, without limitation, fees for assignment of a license, upgrade protection or technical support for the Licensed Works) from IBM or any IBM Subsidiaries for the use, access or assignment of the IBM Customer Copies of the Licensed Works as a result of its provision of the Services to the applicable IBM Customer. IBM and any IBM Subsidiaries are not obligated to purchase any maintenance services for the IBM Customer Copies of the Licensed Software, and neither IBM nor IBM Subsidiaries may cancel maintenance services that an IBM Customer has elected to receive for its IBM Customer Copies. IBM and IBM Subsidiaries cannot use any IBM Customer Copies of the Licensed Software to provide IBM ASP services or any other IBM Services to any party other than the party(ies) who is licensed to use such IBM Customer Copies by SHOWCASE. The foregoing restrictions are intended to ensure that through the provision of Services, IBM and IBM Subsidiaries only use and access each IBM Customer Copy in accordance with the use license that was granted by SHOWCASE to the IBM Customer who licensed such IBM Customer Copy(ies) from SHOWCASE. Thus, for example, if an IBM Customer is licensed by SHOWCASE to use a IBM Customer Copy(ies) in its business to provide ASP services to its third party customers, then IBM and IBM Subsidiaries shall be entitled to use such IBM Customer Copy(ies) in the same manner as the IBM Customer is permitted under the applicable license (i.e., to provide ASP services to the IBM Customer's third party customers).

6.010 IBM may request a lower royalty for the Licensed Work when a licensing transaction requires a substantial discount. If SHOWCASE agrees, both parties will sign a letter specifying the licensing transaction and its lower royalty payment. The SHOWCASE Chief Financial Officer is authorized to sign such letters on SHOWCASE's behalf.

6.011 Royalties are paid against revenue recorded by IBM in a royalty payment quarter. In the US, a royalty payment quarter ends on the last business day of the calendar quarter. Outside of the US, a royalty payment quarter is defined according to IBM's current administrative practices. Payment will be made by the last day of the second calendar month following the royalty payment quarter. Royalties will be paid less adjustments and refunds due to IBM. IBM will provide with each payment the standard royalty accounting report which IBM provides to its



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

suppliers; the current report at the time of execution of this Agreement provides information by part number, country code, and royalty rate. All payments will be made in US dollars. Payments based on foreign revenue will be converted to US dollars on a monthly basis at the rate of exchange published by Reuters Financial Service on approximately the same day each month.

6.012 IBM shall maintain relevant records to support payments made to SHOWCASE under this Agreement. The records will be retained for three (3) years after the date of the applicable payment is made to SHOWCASE hereunder. SHOWCASE shall have the right to have an independent certified public accounting firm, chosen and compensated (other than on a contingency basis) by SHOWCASE audit such records. SHOWCASE's request will be in writing, will provide IBM 90 days prior notice, and will not occur more than once each year. The audit will be conducted during normal business hours at IBM's offices and in such a manner as not to interfere with IBM's normal business activities. The auditor will sign a mutually acceptable non-disclosure agreement and will only disclose to SHOWCASE any amounts overpaid or underpaid for the period examined. In the event that such accounting firm reports that its audit(s) of such records demonstrates that SHOWCASE has been underpaid by more than (*) of the amounts actually due during the period covered by such reports, then in addition to any amounts owed and payable to SHOWCASE, IBM agrees to pay all reasonable expenses and costs with respect to such audit.

6.013 Each party will be solely responsible for any taxes incurred by the party, directly or indirectly, associated with its performance of this Agreement.

6.014 SHOWCASE is responsible for making any payments or royalties due to third parties for Code or materials included in the Licensed Work or its Derivative Works;

6.015 The payments defined in this Section fully compensate SHOWCASE for its performance under, and for the rights and licenses granted in, this Agreement.

7.0      TESTING

7.01 SHOWCASE will perform the following tests prior to each delivery of the Licensed Works:

         a. component testing;

         b. functional verification testing;

         c. system testing;

         d. compatibility testing; and

         e. performance verification testing.

Upon IBM's request, the details of such testing will be mutually agreed to by the parties.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.02 SHOWCASE will provide to IBM concurrent with each delivery of the Licensed Works and Tools all test results, test scenarios, test cases, and test reports associated with the pre-delivery testing. Results of these tests will be provided to the IBM Technical Coordinator as specified in 11.03 below. SHOWCASE may provide the test results to IBM as confidential information under the AECI as specified in Section 12.06.

7.03 Upon receipt of the Licensed Works by IBM, IBM may evaluate the Licensed Works for a period of forty five (45) days and perform such tests as indicated in the Attachment entitled "Acceptance Criteria" and as IBM deems appropriate to determine if:

         a. the Licensed Works meet the specifications described in the Attachments entitled "Description of Licensed Work;"

         b. the Licensed Works execute repetitively within the system environment described in the Attachments entitled "Description of Licensed Work;" and

         c. IBM can successfully execute to completion all functional and system test scenarios developed by IBM.

IBM's testing does not relieve SHOWCASE of its obligations under this Agreement. IBM has no obligation to identify errors.

IBM will accept or reject the Licensed Works within sixty (60) business days from receipt of the Licensed Works. This time period begins the business day following IBM's receipt of the Licensed Works. If IBM does not accept or reject a Licensed Works in writing within sixty (60) business days of receipt, that Licensed Works will be considered accepted by IBM.

IBM will clearly state the reason(s) for rejection. Within ten (10) business days of the notice of rejection, SHOWCASE will present a corrective action plan to IBM which is acceptable and approved by IBM. SHOWCASE will then make the corrections and resubmit the Licensed Works to IBM. IBM may withhold any further payments until Licensed Works conform to the acceptance criteria.

8.0      REPRESENTATIONS AND WARRANTIES

8.01 SHOWCASE makes the following ongoing representations and warranties:

         a. SHOWCASE warrants that it has full legal rights to grant the rights granted herein;

         b. SHOWCASE is not under, and will not assume, any contractual obligation that prevents SHOWCASE from performing its obligations or conflicts with the rights and licenses granted in this Agreement;



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         c. there are no liens, encumbrances or claims pending or threatened against SHOWCASE, or to SHOWCASE's knowledge, anyone else, that relate to the rights and licenses granted to this Agreement;

         d. SHOWCASE warrants that neither the Licensed Works or Tools infringes any intellectual property rights of a third party including, to the best of SHOWCASE's knowledge, any patents or patent applications. The Deliverables have not been the basis of a claim of infringement threatened or asserted against SHOWCASE or, to the best of SHOWCASE's knowledge, anyone else. SHOWCASE's sole obligation, and IBM's sole remedy, in the event of a breach of this warranty is stated in Sections 9.01, 9.02 and 9.03 below, subject to the limitation in Section 9.05;

         e. SHOWCASE warrants that the Licensed Works and Tools will perform in material conformance with the requirements set forth in this Agreement, including the Attachment entitled "Description of Licensed Work," and will materially conform to SHOWCASE's user documentation, and any sales and marketing materials provided by SHOWCASE;

         f. the fully commented Source Code that SHOWCASE provides under the Source Code Custody Agreement corresponds to the current release or version of the Licensed Work provided by SHOWCASE under this Agreement;

         g. the Licensed Works support the Year 2000; it is capable of correctly providing and receiving date data, as well as properly exchanging accurate date data with all products (for example, hardware, software and firmware) with which the Licensed Work is designed to be used;

         h. the Licensed Works which interact in any capacity with monetary data are euro ready such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the euro denomination and respecting the euro currency formatting conventions (including the euro sign);

         i. SHOWCASE warrants that, to the best of its knowledge, the Licensed Works provided to IBM under this License Agreement are not contaminated by Harmful Code, and that SHOWCASE has implemented a process designed to help prevent any such contamination by Harmful Code. SHOWCASE will promptly provide IBM notice if SHOWCASE suspects any contamination, and will remain liable for any damages resulting from Harmful Code provided by SHOWCASE; and

         j. SHOWCASE warrants that all SHOWCASE personnel, and to the best of SHOWCASE'S knowledge, authors of third party materials, have waived their Moral Rights in the Licensed Works to the extent permitted by law. SHOWCASE acknowledges that IBM's exercise of rights and licenses hereunder shall not violate any Moral Rights of SHOWCASE, and SHOWCASE agrees not to assert any Moral Rights



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         SHOWCASE has or may have in the Licensed Works against IBM in its exercise of rights and licenses hereunder.

SHOWCASE will immediately provide IBM written notice of any change that may affect its representations and warranties.

8.02 Except as provided above, anything either party provides to the other related to this Agreement is "AS IS", without warranty of any kind.

9.0      INDEMNIFICATION AND LIABILITY

9.01 SHOWCASE will defend and indemnify IBM and IBM's Subsidiaries if a third party makes a claim against IBM or its Subsidiaries based on an actual or alleged:

         a. material failure by SHOWCASE, to the extent not caused by IBM, to perform SHOWCASE's obligations under this Agreement;

         b. material breach of SHOWCASE's representations and warranties;

         c. material failure by SHOWCASE to comply with government laws and regulations;

         d. material infringement by SHOWCASE, the Licensed Works or Tools of patents, copyrights, trademarks, trade secrets, publicity, privacy, and other intellectual property rights; or

         e. inclusion or misuse of the patent notices and markings that SHOWCASE includes in the "About Box" of the OLAP Product or which are placed in the OLAP Product by SHOWCASE or at SHOWCASE's request.

9.02 IBM will:

         a. promptly provide SHOWCASE notice of any such claim; and

         b. allow SHOWCASE to control, and will cooperate with SHOWCASE in the defense of, the claim and settlement negotiations.

IBM may participate in the proceedings at its option and expense.

9.03 In addition, if an infringement claim appears likely or is made, SHOWCASE will:

         a. obtain the necessary rights for IBM, IBM subsidiaries and Distributors and their respective customers to continue to distribute, license, otherwise transfer and use the Licensed Work on an uninterrupted basis and exercise all rights granted in the Licensed Works and Tools; or



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         b. modify the Licensed Works and Tools at SHOWCASE's expense to resolve the claim. This modified Licensed Work will comply with the Attachment entitled "Description of Licensed Work."

If SHOWCASE is not able to do either within a reasonable period of time, IBM may terminate this Agreement for SHOWCASE's breach.

9.04 Unless otherwise expressly provided herein, IBM may pursue any other remedy it may have in law or in equity in addition to any remedies specified in this Agreement.

9.05 Regardless of the type of claim, neither party is liable to the other for indirect, incidental, special, or consequential damages, including, but not limited to, lost profits or revenues, under any part of this Agreement, even if informed that they may occur. This limitation does not apply to (a) SHOWCASE's liabilities for indemnity to the extent that damages claimed by a third party might be characterized as damages of the type listed above or (b) any obligations of either party to make a payment which is due under this Agreement. However, with regard to the obligations of indemnification of SHOWCASE under
Section 9.01 a. above, the liability of SHOWCASE shall be limited to a total aggregate amount of (*). IBM's total liability is limited to payments due to SHOWCASE under this Agreement unless there is infringement of SHOWCASE's intellectual property rights or confidential information by IBM or IBM infringement of the intellectual property rights of any ShowCase licensor which falls outside of the license grants herein.

10.0     TERM AND TERMINATION

10.01 This Agreement begins on the Effective Date and will remain in effect for seven (7) years, with automatic one (1) year renewal terms, unless terminated sooner under the terms of this Agreement. After the sixth (6th) year, SHOWCASE may terminate the Agreement by providing notice of intent to not renew twelve
(12) months prior to any term expiration date.

10.02 SHOWCASE may terminate the Agreement, at any time after two (2) years following the execution of this Agreement, if SHOWCASE reasonably determines that IBM is not actively marketing and promoting the DB2 OLAP Server for the AS/400. Such termination may be made by providing twelve (12) months advance written notice to IBM of SHOWCASE's election to terminate.

10.03 SHOWCASE may terminate this Agreement if SHOWCASE makes a good faith determination that IBM has licensed, on an individual basis, any significant number of DB2 OLAP Product to end users at a charge that has resulted in a royalty to SHOWCASE of less than the minimum royalties listed in the Attachment entitled Royalties; with the exception of any such licenses of DB2 OLAP Product which have been approved in writing in advance by SHOWCASE. SHOWCASE will make its determination based on whatever materials it may have and IBM shall have no obligation to provide any documentation to SHOWCASE beyond what is expressly required in this Agreement. SHOWCASE must provide IBM twelve (12)



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

months advance notice of its election to terminate, and such notice may only be provided to IBM initially within one (1) month of the date which is six (6) months following the execution of the Agreement, or within one (1) month following each subsequent six (6) month anniversary date thereafter.

10.04 SHOWCASE may terminate this Agreement if SHOWCASE makes a good faith determination that IBM has provided, on an individual or aggregate basis over any rolling twelve (12) month time period, its Software Subscription offering (or any replacement for such offering regardless of its name) related to the Products to end users at a charge that has resulted in a royalty to SHOWCASE of less than (*) of the minimum royalties listed in the Attachment entitled Royalties; provided, however, that SHOWCASE will not include in its determination any such subscription offerings offered by IBM to any customer that is at a lower royalty rate and which has been approved in writing in advance by SHOWCASE. SHOWCASE will make its determination based on whatever materials it may have, and IBM shall have no obligation to provide any documentation to SHOWCASE beyond what is expressly required in this Agreement. SHOWCASE must provide IBM twelve (12) months advance notice of its election to terminate under this Section 10.04, and such notice may only be provided to IBM initially within one (1) month of the date which is six (6) months following the Effective Date, or within one (1) month following each subsequent six (6) month anniversary of the Effective Date thereafter.

10.05 Either party may terminate this Agreement for the other's material breach by providing the breaching party with a written notice that describes the breach. The termination will become effective 90 days after receipt of the notice unless the breach is cured within that 90 day period.

10.06 IBM may terminate this Agreement without cause on twelve (12) months written notice to SHOWCASE, provided that the effective date of any such termination may only be on a date which is at least twelve (12) months after the sixth (6th) anniversary of the date on which a Product has been made generally available.

10.07 If, at the end of three (3) years from the Effective Date of this Agreement, (i) SHOWCASE notifies IBM, in writing, that its cost structure based on the distribution of the Licensed Works hereunder has increased significantly, or (ii) if IBM notifies SHOWCASE that it has determined that it needs to renegotiate the royalties due hereunder, both parties agree to renegotiate the list price used for calculation of minimum royalties in Section 6.0 above. If no agreement has been reached within ninety (90) days of receipt of the notification, either party may give notice of termination of this Agreement which will be effective six (6) months from receipt by the other party of such notice of termination. This process may be invoked a maximum of one (1) time per two (2) year period thereafter if required.

10.08 Notwithstanding any expiration or termination of this Agreement, SHOWCASE's obligations of maintenance and support for Products, pursuant to
Section 2.03 of this Agreement and Attachment, "Testing, Maintenance, and Support," shall continue at no additional cost to IBM (subject to payment of Royalties associated with upgrade protection purchased by the



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

customer) until the effective date which IBM has announced, in good faith, as the end of Product maintenance and support to customers.

10.09 Expiration or termination of this Agreement does not affect any end-user licenses granted in this Agreement for the Licensed Works or Tools. Termination of this Agreement does not affect any end-user licenses granted in this Agreement for the Licensed Works or Tools delivered or due to IBM prior to the effective date of termination. In the event of termination by IBM for breach by SHOWCASE, IBM will not be obligated to make any payments that would have become due under this Agreement on or after the effective date of termination, other than royalty payments.

10.010 Subject to Subsection 10.06, any provisions of this Agreement that by their nature extend beyond termination or expiration will survive in accordance with their terms. These include Ownership and License, Representations and Warranties, Indemnification and Liability, and General. These terms will apply to either party's successors and assigns.

11.0     COORDINATORS

11.01 Any notice required or permitted to be made by either party to this Agreement must be in writing. Notices are effective when received by the appropriate coordinator as demonstrated by reliable written confirmation (for example, certified mail receipt or facsimile receipt confirmation sheet).

11.02 The Contract Coordinators responsible to receive all notices and administer this Agreement are:

        For IBM:                        For SHOWCASE:

        Name: Robert L. Elliott         Name: Janice Lyon
        Title: Contract Manager         Title: Business Alliances
        Address: 555 Bailey Ave.        Address: 9700 Higgins Road W, Suite 1100
        San Jose, CA 95141              Rosemont, IL 60018
        Phone: (408) 463-2232           Phone: (847) 685-6551
        Fax: (408) 463-5605             Fax: (847) 685-6570
        Internet: bobellio@US.ibm.com   Internet: jlyon@showcasecorp.com

11.03 The Technical Coordinators responsible to accept all Deliverables, coordinate all exchanges of confidential information, and administer and coordinate the technical matters associated with this Agreement are:



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         For IBM:                          For SHOWCASE:

         Name: Karen Bradshaw              Name: Kristen Knietz
         Title: DB2 OLAP Product Manager   Title: Development
         Address: 555 Bailey Ave.          Address: 4131 Highway 52 North
         San Jose, CA 95141                Rochester, MN 55901-3144
         Phone: (408) 463-3329             Phone: (507) 287-2894
         Fax: (408) 463-4081               Fax: (507) 287-
         Internet: khb@us.ibm.com          Internet: knietz@showcasecorp.com

Technical Coordinators may propose, accept (by signature or initial), and implement technical changes to this Agreement that do not change dollar amounts or materially change Deliverables or the schedules of this Agreement.

11.04 The Technical Sales Liaison/Focal Points responsible to act as the primary ongoing technical sales liaison for this Agreement are:

         For IBM:                           For SHOWCASE:

         Name: Al Sochard                   Name:
         Title:                             Title:
         Address: 5 Bedford Farms           Address:  4131 Highway 52 North
         Bedford, NH 03110                  Rochester, MN 55901-3144
         Phone: (603) 889-2908              Phone:
         Fax:                               Fax:
         Internet ID: ahsochar@us.ibm.com   Internet ID:

11.05 A party will provide written notice to the other when its coordinators change.

12.0     GENERAL

12.01 Independent Contractor. Each party is an independent contractor. Neither party is, nor will claim to be, a legal representative, partner, franchisee, agent or employee of the other except as specifically stated in the Subsection entitled "Copyright" below. Neither party will assume or create obligations for the other. Each party is responsible for the direction and compensation of it employees.

12.02 Freedom of Action. Except as otherwise specified in this Agreement, each party may have similar agreements with others. Each party may design, develop, manufacture, acquire or market competitive products and services, and conduct its business in whatever way it chooses. Except as otherwise specified in this Agreement, IBM is not obligated to announce or market any products or services. IBM does not guarantee the success of its marketing efforts. IBM will independently establish prices for its products and services.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.03 Reliance. Neither party relies on any promises, inducements or representations made by the other or expectations of more business dealings, except as expressly provided in this Agreement. This Agreement accurately states the parties' agreement.

12.04 Compliance With Applicable Laws. Each party will comply with all applicable laws and regulations at its expense including, to the extent applicable, Executive Order 11246 on Equal Employment Opportunity, as amended, the Occupational Safety and Health Act of 1970, as amended, and the Americans with Disabilities Act of 1990, as amended. This also includes all applicable government export and import laws and regulation.

12.05 Record Keeping and Audit Rights. SHOWCASE will maintain (and provide to IBM within 100 days of IBM's request) relevant accounting records to support invoices under this Agreement but not for less then three (3) years following the date of the related payment. All accounting records will be maintained in accordance with generally accepted accounting principles.

12.06 Confidential Information. The parties agree that information exchanged under this Agreement that is considered by either party to be confidential information will be subject to the terms of the AECI Agreement No. M96-2547 referenced on the first page of this Agreement and its Supplements. In addition, SHOWCASE will not provide IBM with any information which may be considered confidential information of any third party unless provided under the AECI. The obligations set forth in the AECI with regard to confidential information will not limit or preclude the exercise of the licenses granted in this Agreement.

12.07 Copyright. Any publication by IBM of the Licensed Works or a Derivative Work thereof may contain an appropriate copyright notice, as determined by IBM. SHOWCASE will enforce and maintain its copyright protection in the Licensed Works. IBM is not responsible for enforcing and maintaining such copyright protection. However, SHOWCASE authorizes IBM to act as SHOWCASE's agent in the copyright registration of the Licensed Works. At IBM's request, SHOWCASE agrees to provide IBM reasonable assistance in registering any Product.

12.08 Order of Precedence. If there is a conflict among the terms of this base License Agreement and its Attachments, the terms of this base License Agreement prevail over those of the Attachments, unless the parties expressly indicate in the Attachments that particular terms within the Attachments prevail. Terms in IBM's purchase orders and SHOWCASE's invoices or acknowledgments, if any, are void.

12.09 Headings. The headings of this Agreement are for reference only. They will not affect the meaning or interpretation of this Agreement.

12.010 Counterparts. This Agreement may be signed in one or more counterparts, each of which will be considered an original, but all of which together form one and the same instrument.

12.011 Amendment and Waivers. For a change to this Agreement to be valid, both parties must sign it. No approval, consent or waiver will be enforceable unless signed by the granting party.


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Failure to insist on strict performance or to exercise a right when entitled does not prevent a party from doing so later for that breach or a future one.

12.012 Actions. Neither party will bring legal action relating to the subject matter of this Agreement, against the other more than 2 years after the cause of action rose, except in the case of indemnification for infringement, in which case this period runs for 2 years after the award or settlement was made.

12.013 Dispute Resolution. Both parties will act in good faith to resolve disputes prior to instituting litigation. Each party waives its rights to a jury trial in any resulting litigation. Litigation will only be commenced in the State of New York.

12.014 Governing Law. This Agreement will be governed by the substantive law of the State of New York applicable to contracts executed in and performed entirely within that State. The United Nations Convention on Contracts for International Sale of Goods does not apply. SHOWCASE will, upon written notice from IBM, submit to personal jurisdiction in any forum where IBM is sued for claims related to this Agreement.




(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                        DESCRIPTION OF LICENSED WORK #001


1.0      GENERAL DESCRIPTION OF LICENSED WORK:

         DB2 OLAP Server for AS/400

The Licensed Works to be part of the OLAP Product include the following, all as modified to work with and through the Relational and Multidimensional database storage managers. SHOWCASE will provide the Licensed Works on three (3) CD-ROMs. Two (2) CD-ROMs will be for a server, one for "Production" use, and one for "Demonstration" use. SHOWCASE will provide a final build version of these two
(2) CD-ROMs including items a), h), i) and j) and will include the documentation for items h), i) and j). This CD-ROM will be delivered to IBM in a final product build ready form for IBM to distribute to Customers. IBM will be responsible for CD duplication and surface artwork. The third CD-ROM will contain Licensed Works items for a client. This CD-ROM will be a version of the SHOWCASE STRATEGY product CD and will include the required client software for items b), c), d),
e), f) and g), which IBM will incorporate onto an OLAP Product client CD-ROM for distribution. These items delivered to IBM will contain any modifications SHOWCASE may have made to them to enable them to work with a), h), i) and j) and they will be at the same release and patch levels as the items on the server CD-ROM. IBM will create the final product client CD-ROM containing items b), c),
d), e), f) and g); will provide documentation for such items (except for h), i) and j)); and will include the translated spreadsheet clients, translated documentation and translated IBM publications.

SHOWCASE fully intends to implement in their STRATEGY product all of the features and functions as outlined in this DLW. Other than what is specified in this DLW, and notwithstanding anything else in this Agreement to the contrary, SHOWCASE is only obligated to provide IBM with function which corresponds to the function SHOWCASE delivers as part of the Essbase and Warehouse Builder related functions of the then current SHOWCASE STRATEGY product.

         a.       DB2 OLAP Server for AS/400

         l.) General description: DB2 OLAP Server is an enterprise-scale on-line analytical processing system designed for a wide-range of multidimensional reporting and analysis applications. The DB2 OLAP server is based on the Hyperion Essbase OLAP server with the integrated multidimensional data store of Hyperion Essbase and IBM's Relational Storage Interface (RSI). The relational storage interface enables the DB2 OLAP Server to store data directly in IBM DB2 and other relational databases. The DB2 OLAP Server utilizes the Hyperion Essbase OLAP engine for data access, navigation, application programming interfaces (APIs), application design and management and data calculation. However, while Hyperion Essbase only stores data in a specialized multidimensional data store, DB2 OLAP Server also stores data in a relational database management system using a star schema data structure. Thus, DB2 OLAP Server provides the

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                  capacity of industry leading relational databases, and can be managed by familiar RDBMS systems management, backup, and recovery tools. It also offers the advantage of providing access to data in the star schema using standard SQL. The requirement for an underlying relational database also means that the DB2 OLAP Server leverages the existing skills of information technology professionals

         2.)      Documentation:  Softcopy

         3.)      Format:  Object Code

         4.) Documentation: on-line documentation, and related printed documentation including the administration and install manuals.

Note: Online documentation and the printed Essbase documentation set are provided and maintained by Hyperion (AppSource).

         b.       DB2 OLAP Server Partitioning

         l.) General description: DB2 OLAP Server Partitioning is a collection of features that makes it easy to design and administer databases that span DB2 OLAP Server applications or servers. Partitioning can affect the performance and scalability of Essbase/400 applications and provides more effective response to organizational demands, reduced calculation time, increased reliability and availability, and incorporation of detail and dimensionality. Partitioning can help users to:

                  a.) Synchronize the data in multiple partitioned databases. DB2 OLAP Server tracks changes made to values in a partition and provides tools for updating the data values in related partitions.

                  b.) Synchronize the outlines of multiple partitioned databases. DB2 OLAP Server tracks changes made to the outlines of partitioned databases and provides tools for updating related outlines.

                  c.) Allow users to navigate between databases with differing dimensionality. When users drill across to the new database, they can drill down to more detailed data.

         2.)      Documentation:  Soft copy and hard copy

         3.)      Format:  Object Code

         4.) Documentation: Online documentation printed Essbase documentation set, and related printed documentation created with Microsoft Word 97.

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Note: Online documentation and the printed Essbase documentation set are provided and maintained by Hyperion (AppSource).

         c.       DB2 OLAP Server Currency Conversion

         1.) General description: DB2 OLAP Server Currency Conversion is an option designed to help multinational companies that conduct business in the local currency of the countries in which they operate. DB2 OLAP Server Currency Conversion enables such companies to convert data entered in the local currency of various countries to a common currency that is used by the world and regional headquarters for consolidation and analysis. Any exchange rate scenario can be modeled and users can even perform ad hoc currency conversions of data directly from their spreadsheets.

         2.)      Documentation:  Soft copy and hard copy

         3.)      Format:  Object Code

         4.) Documentation: Online documentation, printed Essbase documentation set, and related printed documentation created with Microsoft Word 97.

Note: Online documentation and the printed Essbase documentation set are provided and maintained by Hyperion (AppSource).

         d.       DB2 OLAP Server SQL Drill Through

         1.) General description - DB2 OLAP Server SQL Drill Through provides tight linking between summary data residing in an Essbase/400 multidimensional database and detail data residing in the relational store for either the OLTP or data warehouse repository. Using SQL Drill Through, users can automatically create an SQL query that retrieves the detail data that corresponds to a specific data cell residing in the DB2 OLAP Server. The combination yields a powerful and full-featured analytical environment.

         2.)      Documentation:  Soft copy and hard copy

         3.)      Format:  Object Code

         4.) Documentation: Online documentation, printed Essbase documentation set, and related printed documentation created with Microsoft Word 97.

Note: Online documentation and the printed Essbase documentation set are provided and maintained by Hyperion (AppSource).

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         e.       DB2 OLAP Server Spreadsheet Toolkit

         l.) General description: The DB2 OLAP Server Spreadsheet Toolkit includes more than 20 macro and VBA functions that let users build customized Microsoft Excel or Lotus 1-2-3 applications that incorporate Essbase/400 commands. Commands such as EssCascade, EssConnect, and EssDisconnect provide all of the functionality of their corresponding Essbase/400 menu commands and allow companies to easily customize the DB2 OLAP Server to meet their particular business needs.

         2.)      Documentation:  Softcopy and hardcopy

         3.)      Format:  Object Code

         4.) Documentation: Online documentation, printed Essbase documentation set, and related printed documentation created with Microsoft Word 97.

Note: Online documentation and the printed Essbase documentation set are provided and maintained by Hyperion (AppSource).

         f.       OLAP Server Application Programming Interface (API)

         l.) General description - Hyperion Essbase API lets you use standard tools to create custom Hyperion Essbase applications that take advantage of the robust data storage, retrieval, and analytical capabilities of the DB2 OLAP Server. The API supports C, C++, and other application development environments.

         2.)      Documentation:  Soft copy and hard copy

         3.)      Format:  Object Code

         4.) Documentation: Online documentation, printed Essbase documentation set, and related printed documentation created with Microsoft Word 97.

Note: Online documentation and the printed Essbase documentation set are provided and maintained by Hyperion (AppSource).

         g.       SQL Interface (SQL Access)

         1.) General description: This provides direct access to DB2 relational databases including DB2 UDB for AS/400, DB2 UDB for S/390, and DB2 UDB for Unix and NT. The SQL Interface moves data and business structures from diverse sources into the DB2 OLAP Server for access and analysis.

         2.)      Documentation:  Softcopy

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         3.)      Format:  Object Code

         4.) Documentation: Online documentation, printed Essbase documentation set, and related printed documentation created with Microsoft Word 97.

Note: Online documentation and the printed Essbase documentation set are provided and maintained by Hyperion (AppSource).

         h.       Warehouse Manager Server

         1.) General Description: Warehouse Manager Server is the OS/400 resident software which enables Warehouse Builder function (see i.) as well as several other SHOWCASE STRATEGY Personal Computer software components which are not covered by this agreement. Functionally, this Deliverable will be similar to the Warehouse Manager Server software provided by SHOWCASE to its customers. The LUM support (described in 2.05) will not permit usage of features other than Warehouse Builder and DB2 OLAP Server and related items.

         2.)      documentation:  Softcopy

         3.)      format:  Object Code

         4.) Documentation: Online documentation created with Microsoft Word 95 and RoboHelp 5.0, related printed documentation created with Microsoft Word 97.

         i.       Warehouse Builder

         1.) General description: Warehouse Builder is a powerful data transformation product that allows users to convert data into meaningful information within a relational data warehouse. Specifically, Warehouse Builder has the power to transform and simplify data as it is being moved. It can cleanse data to make it more understandable to end users, summarize data at the time of transfer, and track transaction history information. Additionally, Warehouse Builder can automatically populate Essbase/400 multidimensional databases, apply load rules, initiate calculations, and run Essbase/400 routines such as SQL data loads and dimension builds. These direct links to Essbase/400 simplify and speed up the creation of the multidimensional portion of a data warehouse. SHOWCASE will include modules for DB2 NT sources, as well as DB2 AIX and DB2 MVS sources.

         2.)      Documentation:  Softcopy

         3.)      Format:  Object Code

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         4.) Documentation: Online documentation created with Microsoft Word 95 and RoboHelp 5.0, related printed documentation created with Microsoft Word 97.

         j.       Metadata Integration and VWP Processing

         l.)      General description:

                  Using the templates provided by Visual Warehouse (VW), construct the business views and source/target definitions that VW can manage. This process includes the reading of the VW templates, filling in the information required with metadata from the Warehouse Builder. The information required includes:

                  a.) The definition of the source data being manipulated/extracted by Warehouse Builder (Source Information Resource in VW terms).

                  b.) The definition of the target data being produced by Warehouse Builder (Target Information Resource in VW terms).

                  c.) The definitions of the process applied to the source data to produce the target data (Business Views in VW terms).

                  d.) The definition of the applications that will execute the scripts (VWPs in Visual Warehouse terms).

                  e.) The definition of the process flows (business view cascade in VW terms).

                  Creation of the Visual Warehouse programs that will execute the scripts on the OS platform that the scripts were written for.

         Initially, all of the above must work with Visual Warehouse V5.2 with latest CSD. The metadata integration will be shipped with DLW #001 V2.0 as outlined in the "ShowCase Warehouse Builder's Visual Warehouse metadata Interchange Program" dated 3/25/99.

         In accordance with Section 2.07(n) of the License Agreement, SHOWCASE will maintain the metadata transformation current with the releases of DB2 Universal Database for UNIX/NT, as Visual Warehouse (in whatever future form or under future names becomes part of that IBM program product.

         2.)      documentation soft-copy

         3.)      format:  Object Code

         4.) documentation: end-user documentation, on-line documentation, and other related written materials



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         k.       Other

         l.) General description: This category represents miscellaneous software and documentation that is required to deliver a complete solution. Examples include:

                  a.) client and host installation and setup software and documentation

                  b.)      product tutorials and sample files

                  c.)      sample database files

         2.)      Documentation:  Softcopy

         3.)      Format:  Object Code

         4.) Documentation: Online client documentation created with Microsoft Word 95 and RoboHelp 5.0, online host documentation, and related printed documentation created with Microsoft Word 97.

Note: Some sample files and demo database files are provided and maintained by Hyperion (AppSource).





(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                        DESCRIPTION OF LICENSED WORK #002


1.0      GENERAL DESCRIPTION OF LICENSED WORK:

         OLAP Starter-kit for AS/400

The Licensed Works to be part of the StarterKit Product include the following, all as modified to work with and through the Relational and Multidimensional database storage managers. The StarterKit Product will be pre configured for only one user and unlimited processors, will include a limited time usage device limiting operability to one hundred and eighty (180) days from the date of installation, and will be shipped with every new AS/400, beginning with or as near as reasonably practicable to the time of the GA of DLW #001 V2.0 in concert with the AS/400 Division of IBM during at least the initial two (2) years of the contract.

         a.       DB2 OLAP Server

         1.) General description: DB2 OLAP Server is an enterprise-scale on-line analytical processing system designed for a wide-range of multidimensional reporting and analysis applications. The DB2 OLAP server is based on the Hyperion Essbase OLAP server with the integrated multidimensional data store of Hyperion Essbase replaced with IBM's Relational Storage Interface
                  (RSI). The relational storage interface enables the DB2 OLAP Server to store data directly in IBM DB2 and other relational databases. The DB2 OLAP Server utilizes the Hyperion Essbase OLAP engine for data access, navigation, application programming interfaces (APIs), application design and management and data calculation. However, while Hyperion Essbase stores data in a specialized multidimensional data store, DB2 OLAP Server also stores data in a relational database management system using a star schema data structure. Thus, DB2 OLAP Server provides the capacity of industry leading relational databases, and can be managed by familiar RDBMS systems management, backup, and recovery tools. It also offers the advantage of providing access to data in the star schema using standard SQL. The requirement for an underlying relational database also means that the DB2 OLAP Server leverages the existing skills of information technology professionals.

         2.)      Documentation:  Softcopy

         3.)      Format:  Object Code

         4.) Documentation: on-line documentation, and related printed documentation.

Note: Online documentation and the printed Essbase documentation set are provided and maintained by Hyperion (AppSource).

         b.       Warehouse Builder

         1.) General description: Warehouse Builder is a powerful data transformation product that allows users to convert data into meaningful information within a relational data warehouse. Specifically, Warehouse Builder has the power to transform and simplify data as it is being moved. It can cleanse data to make it more understandable to end users, summarize data at the time of transfer, and


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                  track transaction history information. Additionally, Warehouse Builder can automatically populate Essbase/400 multidimensional databases, apply load rules, initiate calculations, and run Essbase/400 routines such as SQL data loads and dimension builds. These direct links to Essbase/400 simplify and speed up the creation of the multidimensional portion of a data warehouse.

         2.)      Documentation:  Softcopy

         3.)      Format:  Object Code

         4.) Documentation: Online documentation created with Microsoft Word 95 and RoboHelp 5.0, related printed documentation created with Microsoft Word 97.

         c.       Other

         1.) General description: This category represents miscellaneous SHOWCASE STRATEGY software and documentation that is required to deliver a complete solution. Examples include:

                  a.) client and host installation and setup software and documentation

                  b.)      product tutorials and sample files

                  c.)      sample database files

         2.)      Documentation:  Softcopy

         3.)      Format:  Object Code

         4.) Documentation: Online client documentation created with Microsoft Word 95 and RoboHelp 5.0, online host documentation, and related printed documentation created with Microsoft Word 97.

Note: Some sample files and demo database files are provided and maintained by Hyperion (AppSource).


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   ATTACHMENT
                             IBM Acceptance Criteria


Prior to IBM's acceptance of SHOWCASE's version of the Licensed Works, the execution of SHOWCASE's tests must have been successfully demonstrated and documented by SHOWCASE.

Prior to the start of acceptance test at IBM for each Licensed Work, all SHOWCASE Deliverables for that Licensed Work (including executables, manuals, online help and messages) must be available. IBM's acceptance test of the Licensed Work as documented below initially targets the DB2 OLAP Server for AS/400 and OLAP Starter-Kit for AS/400 driving the integration points with Visual Warehouse and the DB2 OLAP Server.

A.       DB2 OLAP SERVER For AS/400

1.0      Installation and Configuration

         1.       Installation

                  Installation procedures for the Licensed Work will be followed as provided in the SHOWCASE documentation. Install tests will be performed, at the discretion of IBM, using all pre-requisite levels of OS/400 and NT operating systems. US English configurations will initially be tested, followed by non-English configurations to demonstrate NLS (SBCS, DBCS) enablement and install.

                  IBM may, at its discretion, also run installation verification programs (IVP), according to documentation, to demonstrate successful installation of the "Licensed Works" on the AS/400 platform.

         2.       Configuration

                  Network configurations, using TCP/IP, will be tested to demonstrate the inter-operability of the 13132 OLAP/400 Server with:

                           l.) the ESSBASE Application Manager and ESSCMD on a non-AS/400 operating platform (IBM prefers that WinNT be used.)

                           2.) the SQL Interface for loading DB2 relational data from a local DB2/400, remote DB2/400, DB2/390 and DB2/UDB on AIX.

                  Various installation and configuration error scenarios must be tested to ensure proper operation of exception handling routines, error messages to log, end-user notifications, and documented Help to guide problem resolution.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         3.       Removal

                  Verify the "un-install" of the DB2 OLAP/400 Server per supplied documentation.

2.0      Information

         SHOWCASE will provide IBM with all SHOWCASE product documentation. Such information to include all program functions completely described; all ordinary publication component content (such as the table of contents, index, appendices, and so on); all information categories (book, on-line help, messages) in their final form; and all graphics which will not require re-work. If IBM needs to create any additional documents, IBM will create this work but may reuse SHOWCASE documentation as necessary.

3.0      National Language Support

         1. Run National Language Support (NLS) and localization tests, per supplied documentation and supplied sample data. National language versions of the DB2 OLAP/400 server include English/NLS, Japanese, and other language versions when available.

         2. SHOWCASE must follow IBM's Designing International Software (6X09-1220) document or guidelines and report to IBM any deviation for follow-up response/resolution.

4.0      Year 2000 Support

         DB2 OLAP/400 must be shown to have the ability to handle date values beyond Year 2000 and dates in and between the 20th and 21st centuries.

5.0      Performance, Scalability, and Reliability

         1.       Reliability Expectations:

                  a. Reliability is to be demonstrated by running without incident the existing Hyperion ESSBASE tests suite. These tests can be found on a CD from Hyperion under the directory REGRESS. These tests cover server as well as client testing. Most of the server tests run directly on the server, although there are some client-side tests whose purpose is to test the server. Therefore, in order to do complete server testing, there are tests to be run from both the server and the client.

                  b. The tests include the Basic and Extended Acceptance test suite (SACCEPT) as well as the Basic Regression test suite (CALCS, CONTROL,


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                  DATALOAD, DIMLOAD, LOGS, MULTCUBE, OUTLINES, REPORTS, and VIRTUAL).

                  c. Concurrence and code quality are focus acceptance items in this test. This test will be based on the test buckets described above. At IBM's discretion, some or all of the above may also be run by IBM. In such a case, IBM will obtain a reasonable amount of assistance from SHOWCASE personnel for the configuration and deployment of the Product components. IBM and SHOWCASE will negotiate the required assistance on Product documentation.

                  d. The AS/400 version of the Hyperion Test suites will be provided to IBM by SHOWCASE.

         2.       Performance Expectations:

                  Using the OLAP Council's APB I Benchmark, APB1 metrics will be collected by SHOWCASE for both the DB2 OLAP/400 Server and Essbase/400. The difference between the performance metrics of the two servers on the AS 400 platform will be a similar ratio as that experienced between the native Essbase and the DB2 OLAP server on other platforms to constitute successful performance exit criteria. Notwithstanding anything to the contrary in this Agreement, SHOWCASE shall have no liability or responsibility under or as a result of this Agreement (whether pursuant to a warranty or any other term of this Agreement) for any failure of the Products to meet the performance requirements stated in the prior sentence, if such failure is caused by limitations in the design of the OS/400 operating system, DB2 400, and the C compiler software, or the AS/400 hardware.

6.0      CUPRIMDSO Measurements

         1.       Will be measured throughout the Beta program.

         2. No Severity-1 problem remains open at Beta Program start. SHOWCASE will also have bypasses available for all Severity-2 problems including a plan to resolve within 2 weeks after Beta start.

         3. Satisfaction level at the end of the program must be: Very satisfied or Satisfied.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B.       OLAP Starter-Kit For AS/400

1.0      Installation and Configuration

         1.       Installation

                  Installation procedures for the Licensed Work will be followed as provided in the SHOWCASE documentation. Install tests will be performed, at the discretion of IBM, using all pre-requisite levels of OS/400 and NT operating systems. US English configurations will initially be tested, followed by non-English configurations to demonstrate NLS (SBCS, DBCS) enablement and install.

                  IBM may, at its discretion, also run installation verification programs (IVP), according to documentation, to demonstrate successful installation of the "Licensed Works" on the AS/400 platform.

         2.       Configuration

                  Network configurations, using TCP/IP, will be tested to demonstrate the inter-operability of the DB2 OLAP/400 Server with:

                  1.) the ESSBASE Application Manager and ESSCMD on a non-AS/400 operating platform (IBM prefers that WinNT be used).

                  2.) the SQL Interface for loading DB2 relational data from a local DB2/400, remote DB2/400, DB2/390 and DB2/UDB on AIX.

                  Various installation and configuration error scenarios must be tested to ensure proper operation of exception handling routines, error messages to log, end-user notifications, and documented Help to guide problem resolution.

         3.       Removal

                  Verify the "un-install" of the DB2 OLAP/400 Server per supplied documentation.

2.0      Information

         SHOWCASE will provide IBM with all SHOWCASE product documentation. Such information to include all program functions completely described; all ordinary publication component content (such as the table of contents, index, appendices, and so on); all information categories (book, on-line help, messages) in their final form; and all graphics which will not require re-work. If IBM needs to create any additional documents, IBM will create this work but may reuse SHOWCASE documentation as necessary.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.0      National Language Support

         1. Run National Language Support (NILS) and localization tests, per supplied documentation and supplied sample data. National language versions of the "Licensed Works" include English/NLS, Japanese, and other language versions when available.

         2. IBM will report any significant deviations from IBM's Designing International Software (6X09-1220) document or guidelines to SHOWCASE for response/resolution.

4.0      Year 2000 Support

         Licensed Works will be tested for ability to handle date values beyond Year 2000 and dates in and between the 20th and 21st centuries.

5.0      Performance, Scalability, and Reliability

         1.       Reliability Expectations:

                  a. Reliability is to be demonstrated by running without incident the existing Hyperion ESSBASE tests suite. These tests can be found on a CD from Hyperion under the directory REGRESS. These tests cover server as well as client testing. Most of the server tests run directly on the server, although there are some client-side tests whose purpose is to test the server. Therefore, in order to do complete server testing, there are tests to be run from both the server and the client.

                  b. The tests include the Basic and Extended Acceptance test suite (SACCEPT) as well as the Basic Regression test suite (CALCS, CONTROL, DATALOAD, DIMLOAD, LOGS, MULTCUBE, OUTLINES, REPORTS, and VIRTUAL).

                  c. Concurrence and code quality are focus acceptance items in this test. This test will be based on the test buckets described above. At IBM's discretion, some or all of the above may also be run by IBM. In such a case, IBM will obtain a reasonable amount of assistance from SHOWCASE personnel for the configuration and deployment of the Product components. IBM and SHOWCASE will negotiate the required assistance on Product documentation.

                  d. The AS/400 version of the Hyperion Test suites will be provided to IBM by SHOWCASE.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         2.       Performance Expectations:

                  Using the OLAP Council's APB I Benchmark, APBI metrics will be collected by SHOWCASE for both the DB2 OLAP/400 Server and Essbase/400. The difference between the performance metrics of the two servers on the AS 400 platform will be a similar ratio as that experienced between the native Essbase and the DB2 OLAP server on other platforms to constitute successful performance exit criteria.

6.0      New Function

         The Product must perform to specifications as documented in SHOWCASE documentation supplied to IBM. Tests will be run to test enhancements and new functions.

         The list below itemizes the areas to be tested, but testing is not necessarily limited to these functions:

                  1. Multi-user operation as described in scalability section above;

                  2. Performance related functions to be verified as described in performance section above;

                  3. Use of any system exit routines for accounting, access validation, debugging, and performance monitoring; and

                  4. Security and authentication testing of multi-user data servers.

         7.0      CUPRIMDSO Measurements

                  1.       Will be measured throughout the Beta program.

                  2. No Severity-1 problem remains open at Beta Program start. SHOWCASE will also have bypasses available for all Severity-2 problems including a plan to resolve within 2 weeks after Beta start.

                  3.       Satisfaction level at the end of the program must be:
                           Very satisfied or Satisfied.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   ATTACHMENT

                                    ROYALTIES

                            Product Minimum Royalties

                                                               Royalty
                                                               -------
                                                                   US           EMEA           AP          LA
                                                                   --           ----           --          --
DB2 OLAP for OS/400

                                                                  (*)

OLAP Toolkit which includes the following:

                                                                  (*)

Partitioning Option

                                                                  (*)

Warehouse Builder

                                                                  (*)








(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   ATTACHMENT

                                    Schedule

                                            Milestones                                                   Date
                                            ----------                                                   ----
a.       Execution of this Agreement                                                                     (*)
b.       SHOWCASE's delivery of the Licensed Works in DLW #001 V1.1 which substantially complies         (*)
with its specifications
c.       Successful completion of IBM's testing of the Licensed Work for DLW #001 V1.1                   (*)
d.       Receipt of the completed Certificate of Originality for the Licensed Work for DLW #001          (*)
e.       Receipt of the completed Certificate of Originality for the Licensed Work for DLW #002          (*)
f.       Receipt of documentation for translation of DLW #001 V1.1                                       (*)
g.       Planned start of beta customer test for DB2 OLAP Server V1.1                                    (*)
h.       Planned end of beta customer test for DB2 OLAP Server V1.1                                      (*)
i.       SHOWCASE's delivery of the RSI OS/400 ported Source Code                                        (*)
j.       Receipt of Japanese translation and documentation for DLW #001 V1.1                             (*)
k.       SHOWCASE to fix reported Sev 1 & 2 problems for DLW #001 V 1.1 English version                  (*)
1.       Receipt of final build of media and documentation by IBM for DLW # 001 V1.1 English             (*)
version
m.       Planned announcement of DB2 OLAP Server V1.1                                                    (*)
n.       SHOWCASE to fix reported Sev 1 & 2 problems for DLW #001 V 1.1 Japanese version                 (*)
o.       Receipt of final build of media and documentation by IBM for DLW # 001 V 1.1 Japanese           (*)
version
p.       Planned GA of DB2 OLAP Server V1.1 - English Version                                            (*)
q.       Planned GA of DB2 OLAP Server V1.1 - NLV                                                        (*)
r.       SHOWCASE's delivery of the Licensed Works in DLW #001 V 2.0 which substantially complies        (*)
with its specifications
s.       SHOWCASE's delivery of the Licensed Works in DLW #002 V 2.0 which substantially complies        (*)
with its specifications
t.       Successful completion of IBM's testing of the Licensed Work for DLW #001 V2.0                   (*)
u.       Successful completion of IBM's testing of the Licensed Work for DLW #002 V2.0                   (*)
v.       Planned start of beta customer test for DB2 OLAP Server V2.0                                    (*)
w.       Planned start of beta customer test for StarterKit V2.0                                         (*)
x.       Receipt of final build of media and documentation by IBM for DLW #001 V2.0 and DLW #002         (*)
V2.0
y.       Planned announcement of DB2 OLAP Server V2.0                                                    (*)
z.       Planned GA of DB2 OLAP Server V2.0 & StarterKit V2.0                                            (*)

This schedule is for planning purposes and may be changed upon mutual agreement of the parties.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   ATTACHMENT
                        TESTING, MAINTENANCE AND SUPPORT


The following are SHOWCASE's and IBM's maintenance and support responsibilities with regard to a Product once it is made generally available to customers; SHOWCASE's responsibilities are limited to that Code and documentation which were supplied to IBM by SHOWCASE, specifically excluding that Code and documentation initially provided to SHOWCASE by IBM.

1.0      Definitions

Capitalized terms in this Attachment have the following meanings.

1.1 APAR is the completed form entitled "Authorized Program Analysis Report" that is used to report suspected Code or documentation errors, and to request their correction.

1.2 APAR Closing Codes are the established set of codes used to denote the final resolution of an APAR. IBM will identify APAR Closing Codes prior to the start of the maintenance obligations.

1.3 APAR/PMR Severity Levels are designations assigned by IBM to errors to indicate the seriousness of the error based on the impact that the error has on the customer's operation:

         a. Severity 1 is a critical problem. The customer cannot use the Product or there is a critical impact on the customer's operations which requires an immediate solution;

         b. Severity 2 is a major problem. The customer can use the Product, but an important function is not available or the customer's operations are severely impacted;

         c. Severity 3 is a non-critical problem. The customer can use the Product with some functional restrictions, but it does not have a severe or critical impact on the customer's operations;

         d. Severity 4 is a minor problem that is not significant to the customer's operations. The customer may be able to circumvent the problem.

1.4 APAR Correction Times are the objectives that SHOWCASE must achieve for the resolution of errors and distribution of the correction to IBM.

         a. "Severity 1" requires maximum effort support until an emergency fix or bypass is developed and available for shipment to IBM. Critical situations may require customer, IBM and SHOWCASE personnel to be at their respective work locations or available on an around-the-clock basis. The objective will be to provide relief to the customer within 24 hours and provide a final solution or fix within 7 days;



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         b. "Severity 2" on a best effort basis, be resolved (i.e. fixed or bypassed) within fourteen (14) calendar days;

         c. "Severity 3" on a best effort basis, be resolved (i.e. fixed or bypassed) within fourteen (14) calendar days;

         d. "Severity 4" on a best effort basis, be resolved (i.e. fixed or bypassed) within twenty one (21) calendar days.

The calendar days begin when SHOWCASE creates the APAR and supporting documentation and end when the Error Correction or other resolution is shipped to IBM. IBM will consider exceptions from these objectives when warranted by technical or business considerations.

1.5 Developer Test Systems are an appropriate configuration of installed hardware and software that SHOWCASE maintains which is representative of typical customer installations for the Product. These Developer Test Systems will contain, at a minimum, the following:

         a. the current and current minus 1 level of the Product;

         b. the current and current minus 1 level of the prerequisite/co-requisite hardware and software that IBM specifies to SHOWCASE; and

         c. specific fix-packs as required.

The Developer Test Systems will consist of the appropriate configured workstations only unless IBM specifies and provides SHOWCASE other equipment at no charge.

1.6 IBM Test Systems are an appropriate configuration of installed hardware and software that IBM maintains which is representative of typical IBM customer installations using the Product. These test systems will contain, at a minimum, a level of prerequisite/co-requisite hardware and software that is correspondent with that of the Developer Test Systems.

1.7 Maintenance Level Service is the service provided when a customer identifies an error.

         a. Level 0 is the service provided on the phone with a customer when the customer first reports a problem or issue.

         b. Level 1 is the service provided in response to the customer's initial phone call identifying an error.

         c. Level 2 is the service provided to reproduce and attempt to correct the error or to find that the service provider cannot reproduce the error.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         d. Level 3 is the service provided to isolate the error at the component level of the Code. The service provider distributes the Error Correction or circumvention or gives notice if no Error Correction or circumvention is found.

1.8 Problem Determination is the process of determining whether a problem is being caused by hardware, software or documentation.

1.9 Problem Management Record ("PMR") is a record created when a customer makes the initial support request. This record becomes a part of the Problem Management System database and records the essential information about the customer question or problem.

1.10 Problem Management System ("PMS") is an internal IBM developed software system used to record customer demographic information and encode data about the reported question or problem. The PMS will contain call records and document call activity, including the recording and tracking of all questions and problems to final resolution. The PMS can be used to verify that each customer is "entitled" to program support.

1.11 Problem Source Identification is the process of determining which software or documentation component is failing or attributing the failure to some external cause such as a customer error or no trouble found.

1.12 Reader Comment Form ("RCF") is the form which is used to record errors and comments on the documentation. The RCF is generally the last page of a manual or brochure. The customer completes it and mails it to the address specified.

2.0      Maintenance and Support Responsibilities

2.1 The parties will agree to the specific details of the process flow each will follow to resolve customer calls for requests for support 30 days prior to the general availability of the Product.

2.2 SHOWCASE will provide IBM electronic (soft copy) information on any known problems in the Licensed Work and the workarounds and solutions, if available, within 30 days of the Effective Date of this Agreement.

2.3 Product customers will initiate requests for support by contacting IBM. IBM will perform the following maintenance Level 0 support responsibilities, as described below. IBM will:

         a.       ensure customer entitlement;

         b.       create the PMR; and

         c.       obtain from the customer a brief description of the problem.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Note: The parties agree that subsequent contact by a customer for an existing PMR will also be via Level 0. Level 0 will create a secondary PMR and pass to Level 1, who will handle or route to Level 2 as appropriate. If Level 2 or Level 3 have feedback for a customer on an existing problem, they may contact the customer directly (at their discretion) and update the PMR accordingly, or they may create a secondary PMR and route it back to Level 1 for routing to the customer.

IBM will perform the following Level 1 support responsibilities to verify its severity:

         d.       search the IBM database for known problems;

         e.       respond to customer within defined response objectives below;

                           Responsiveness*  ON-SHIFT          OFF-SHIFT

                           Priority         Time Objective    Time Objective
                           Priority 1       60 Minutes        120 Minutes
                           Priority 2       120 Minutes       240 Minutes
                           Priority 3\4     120 Minutes       240 Minutes

* Note: The On-Shift is considered to be IBM's normal support hours which are defined to be Monday through Friday, 5:00am to 5:00pm Pacific Time excluding national holidays. All other times are considered to be off-shift. OFF-SHIFT procedures are documented in the DB2 OLAP Contact Reference File (CRF) on RETAIN. This file lists hours of business, queue names and IBM contact information for both Level 1 and management escalation (names, phone/fax/beeper numbers and e-mail addresses). This information will be made available to SHOWCASE.

         f. provide the available resolution to the customer if the problem is known;

         g.       gather relevant customer documentation where possible;

         h.       update the PMR, documenting Level 1 actions;

         i.       recommend local IBM assistance as required; and

         j.       if no resolution, pass the PMR to Level 2.

IBM will be the initial customer contact point for questions, problems and assistance concerning the Product. IBM may use a third party to perform its obligations.

2.4 Thirty days prior to general availability of the Product, SHOWCASE will establish a process to check incoming electronic requests for Level 2 and Level 3 support at least twice daily.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.5 SHOWCASE will perform the following Level 2 and Level 3 support responsibilities.

         a.       Level 2 SHOWCASE will:

         1.) receive the PMR from IBM Level 1 within the following defined response objectives;

                         Responsiveness*  ON-SHIFT          OFF-SHIFT
                         Priority         Time Objective    Time Objective
                         Priority 1       60 Minutes        120 Minutes
                         Priority 2       120 Minutes       240 Minutes
                         Priority 3\4     120 Minutes       240 Minutes

* Note: The On-Shift is considered to be SHOWCASE's normal support hours which are defined to be Monday through Friday, 8:30am to 5:00pm CST excluding national holidays. All other times are considered to be Off-shift. OFF-SHIFT procedures will be supplied to IBM and documented in the DB2 OLAP Contact Reference File
(CRF) on RETAIN. Information will include hours of business, queue name and SHOWCASE contact information for both Level 2 and management escalation (names, phone/fax/beeper numbers and e-mail addresses).

         2.) analyze problem symptoms and gather additional data from the customer as required;

         3.)      recreate the problem on the Developer Test System;

         4.) determine if the error is due to improper installation of the Product by the customer;

         5.) determine if the suspected error is due to prerequisite or operationally related equipment or software at the customer location;

         6.) attempt a bypass or circumvention for high impact problems, i.e., Severity 1 and 2;

         7.) if no resolution and the problem appears to be a newly discovered Code or documentation error, create an APAR record and set APAR severity; and

         8.) update the PMR, documenting Level 2 actions. Daily updates by Level 2 SHOWCASE personnel are required for Severity 1 PMRs.

         b.       Level 3 SHOWCASE will:

         1.) receive the APAR/PMR and supporting documentation and materials;

         2.)      analyze the problem symptoms and diagnose the suspected error;




(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         3.) notify Level 2 if additional information, materials or documentation are required;

         4.) attempt to recreate the problem on the Developer Test System, if required;

         5.) assist in Level 2 in attempting to develop a bypass or circumvention for high impact problems, e.g., Severity 1 and 2;

         6.)      determine if Error Corrections are required to the Licensed
                  Work;

         7.) if Error Corrections are required to the Licensed Work, provide Error Corrections to IBM in the APAR format specified by IBM (SHOWCASE will provide such Error Corrections for the English language version and the Japanese version as translated by SHOWCASE in accordance with Section 2.10 of this Agreement);

         8.) return all APARs to IBM with one of the defined APAR Closing Codes assigned, including text describing the resolution of the error. In the event a Code error was found, provide the rationale for the closing of the APAR;

         9.) provide resolution to APARs according to the assigned APAR Severity Level and within the defined APAR Correction Time. The APAR Correction Times include building, testing, certifying successful tests of Error Corrections, and packaging for shipment to IBM any applicable Error Corrections in the format specified by IBM;

         10.) receive technical questions, and supporting documentation and materials;

         11.)     analyze the technical questions and provide answers to IBM;

         12.) provide technical backup support to IBM on the Product as provided above. In addition, SHOWCASE will provide assistance in answering questions that may arise concerning the operation and use of the Licensed Work that cannot be resolved by IBM; and

         13.)     close out the problem record with the customer.

2.6 If SHOWCASE is in need of IBM sales/account management assistance, SHOWCASE should notify Level 1, via a PMR and/or phone call. Level 1 will determine what action will be taken.

2.7 For IBM World Trade customers the problem flow will differ as follows to that described in Sections 2.3, 2.4 and 2.5. IBM World Trade customers will call their own Level 0 in-country, who will create a PMR which will be handled initially by the in-country Level 1. If unresolved, the in-country Level 1 passes the PMR to the designated Level 1 queue (as per Section 2.3(d) to (j) of this Attachment). If unresolved by Level 1, procedures continue as per this Attachment to


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Level 2 and 3. When Level 2/3 have feedback for the World Trade customer, the PMR is passed via Level 1 to the in-country Level 1 for relay to World Trade customer.

2.8 At least twice a year , SHOWCASE will provide a corrected version of the Licensed Work that includes all Error Corrections to the Licensed Work. Additional corrected versions of the Licensed Work will be provided as determined and mutually agreed to by IBM and SHOWCASE in the event they become necessary due to the frequency or severity of newly discovered defects. In order to provide Error Corrections, SHOWCASE will maintain a current copy of the Product.

PTF Maintenance Strategy should be as closely in-line with that for the AS/400 platform as possible. The Program Maintenance Strategy should include:

o Preventive Service (Cumulative PTF packages, service packs, and group PTF packages)
o Corrective Service (Single PTFs including high-impact and pervasive (HIPER) PTFs)

SHOWCASE commits to the following strategy: Scheduled fixes are cumulative and a new fix includes and supersedes all previous fixes. Client fixes are self-extracting executable patch programs. Host (OS/400) fixes are self-extracting executables that can be uploaded from the PC to the AS/400 into a save file and applied using the STRATEGY PTF application program. Emergency fixes (Severity 1) are not cumulative when distributed initially, and are typically included as well in the next scheduled cumulative patch build.

This is very similar to how the AS/400 PTF strategy works today.

2.9 SHOWCASE will maintain procedures to ensure that new Error Corrections are compatible with previous Error Corrections.

2.10 Packaging and distribution of Error Corrections (PTFs) and migration Code will be done as mutually agreed to by IBM and SHOWCASE.

2.11 SHOWCASE will create APARs in the RETAIN system that record product failures that have occurred since the base level of code that the Licensed Work is based on. These APARs will be created prior to GA of the product.

3.0      RETAIN Access and APAR Management

3.1 IBM will provide SHOWCASE with access to IBM's RETAIN system (IBM's system used to manage and process PMRs and APARs) as necessary for SHOWCASE to perform its Maintenance and Support obligations as required in this Agreement. IBM will set up a unique RETAIN queue for SHOWCASE use, to facilitate this access and enable SHOWCASE-IBM communications on the RETAIN database. Thirty (30) days prior to general availability of the Licensed Works, SHOWCASE will establish a process to check PMR activity on the IBM RETAIN system during normal business hours and provide IBM with a number to call for offshift hours. IBM will provide sign-on IDs for the IBM RETAIN system. SHOWCASE will


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

be responsible for the connection to the IBM network and all hardware and software used to connect and communicate with the IBM RETAIN system. SHOWCASE will be responsible for any charges or expenses relating to the hookup and network charges for accessing the system.

3.2 Generally, APARs will originate from IBM customers reporting problems or sending in Reader Comment Forms. SHOWCASE will also report to IBM as APARs all valid errors discovered by SHOWCASE or SHOWCASE's customers, and will open AFAR records on RETAIN in these instances. After receiving an APAR, IBM/SHOWCASE will assign an APAR number and Severity Level, and forward the APAR to SHOWCASE/IBM for attention and action.

3.3 For verified APARs for the Licensed Work, SHOWCASE will provide Error Corrections as set out below within the applicable APAR Correction Times:

         a. the fix to the Object Code in machine-readable form including a hard copy description of the Error Corrections (which may include a paper submission of the Error Corrections) and

         b. for a procedural workaround, the corrected procedure in machine-readable form.

3.4 Reader Comment Forms received by IBM that do not form the basis of an APAR will be forwarded to SHOWCASE for proper and prompt handling as appropriate.

4.0      General

4.1 SHOWCASE will provide to IBM the name and phone numbers of SHOWCASE's personnel to contact when high priority problems are encountered outside of normal working hours that require immediate assistance. SHOWCASE's normal working hours are defined as 8:30 AM to 5:00 PM, Monday through Friday, Central Time.

4.2 SHOWCASE will provide to IBM, on request, information regarding the status of reported APARs related to the Licensed Work.

4.3 It is desirable that IBM report APARs and status requests to SHOWCASE via an electronic interface and that SHOWCASE send APAR Error Corrections, status updates and requests for additional documentation to IBM via the same interface. IBM and SHOWCASE will jointly plan the electronic system. Each party is responsible for funding the costs of this interface at its location.

4.4 Critical situations may require the parties to use the telephone for immediate communications. The parties will follow such communications via the electronic interface for tracking and recording purposes. Each party is responsible for funding the costs of this communication at its location.



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Critical Situation Support is now known as Customer Complaint Support within IBM. If a Customer Complaint is received during prime shift periods, and may require on-site support, the IBM Software Solutions Customer Satisfaction Office (SWS CSPO) will assign a Resolution Team Leader (RTL) to manage the Customer Complaint. A Customer Complaint or Complaint in Critical Status can be identified by either an IBM Representative or by a customer, and may exist with identified Severity 1 conditions.

An IBM representative can enter the customer complaint via the IBM INTRANET website or directly into the worldwide customer complaint Management Tool (CMT). The customer may call 1-800-IBM-4YOU and they will enter a complaint for them. When a Customer Complaint is identified by an entry into CMT, the entry requires the complaint entry person to identify the customer's dissatisfaction, product or area, and any specific PMR causing distress. The complaint is then routed to the appropriate Customer Satisfaction Project Office (CSPO). The CSPO will then assign a Resolution Team Leader (RTL) to manage the complaint.

The Santa Teresa Laboratory (STL) Duty Manager (after hours) can and will receive Customer Complaints if the customer has called IBM Support offshift for assistance and identified their problem as a complaint. It will be routed to the STL Duty Manager (after hours only) as identified in the CONTACT REFERENCE FILE on RETAIN.

The management points of any Customer Complaint involving the Product will be between the Manager of Support in the U.S., the SWS CSPO, and SHOWCASE as needed. It is mutually understood that the ownership of the account belongs to IBM and therefore management of a customer complaint will be the responsibility of IBM. SHOWCASE's part in any customer complaint resolution will be limited to resolving the product defects that may be part of the customer's dissatisfaction.

4.5 In circumstances where materials have to be exchanged using facsimile or courier services, each party is responsible for funding the costs of these exchanges via facsimile or courier services at its location.

4.6 SHOWCASE will participate in monthly telephone conference calls with IBM to review the status and performance of the parties' obligations. These calls may be scheduled more or less frequently as agreed to by the Technical Coordinators. Each party is responsible for funding the costs of these conference calls at its location.


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.